As filed with the Securities and Exchange Commission on February 14, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1000	34-1464672
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
200 Public Square
Suite 3300
Cleveland, Ohio 44114-2315
Telephone: (216) 694-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy K. Flanagan
Executive Vice President, Chief Financial Officer
Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
Telephone: (216) 694-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Fax: (216) 579-0212

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.75% Senior Notes due 2025	$1,075,000,000	100%	$1,075,000,000	$133,837.50
Guarantees of 5.75% Senior Notes due 2025	—	—	—	—(2)

(1) Calculated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
CLF PinnOak LLC	Delaware	1000	27-0062072
Cliffs Empire Holding, LLC	Delaware	1000	47-2155265
Cliffs Empire, Inc.	Michigan	1000	34-1400846
Cliffs Empire II Inc.	Delaware	1000	34-1400846
Cliffs International Management Company LLC	Delaware	1000	76-0748747
Cliffs Mining Company	Delaware	1000	34-1120353
Cliffs Mining Holding, LLC	Delaware	1000	47-2155325
Cliffs Mining Holding Sub Company	Delaware	1000	47-2182251
Cliffs Mining Services Company	Delaware	1000	34-1672206
Cliffs Minnesota Mining Company	Delaware	1000	42-1609117
Cliffs Pickands Holding, LLC	Delaware	1000	47-2181754
Cliffs TIOP Holding, LLC	Delaware	1000	47-2182060
Cliffs TIOP, Inc.	Michigan	1000	34-1371049
Cliffs TIOP II, LLC	Delaware	1000	61-1857848
Cliffs UTAC Holding LLC	Delaware	1000	26-2895214
Empire Iron Mining Partnership	Michigan	1000	34-1186059
Lake Superior & Ishpeming Railroad Company	Michigan	1000	38-6005761
Marquette Range Coal Service Company	Michigan	1000	34-1266020
Northshore Mining Company	Delaware	1000	84-1116857
Pickands Hibbing Corporation	Minnesota	1000	34-1515311
Silver Bay Power Company	Delaware	1000	84-1126359
The Cleveland-Cliffs Iron Company	Ohio	1000	34-0677332
Tilden Mining Company L.C.	Michigan	1000	34-1804848
United Taconite LLC	Delaware	1000	42-1609118

(1) The address and phone number of each Registrant Guarantor is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2018
$1,075,000,000
Cleveland-Cliffs Inc.
Offer to Exchange
All of the Outstanding Restricted 5.75% Senior Notes due 2025
Issued on February 27, 2017 and August 7, 2017
for
Newly Issued and Registered 5.75% Senior Notes due 2025

On February 27, 2017, we issued $500 million aggregate principal amount of our restricted 5.75% Senior Notes due 2025. On August 7, 2017, we issued an additional $575 million aggregate principal amount of our restricted 5.75% Senior Notes due 2025. We refer herein to our existing 5.75% Senior Notes due 2025 as our Original Notes. The Original Notes were issued in private transactions exempt from the registration requirements of the Securities Act of 1933, or the Securities Act.
We are offering to exchange up to $1,075 million aggregate principal amount of new 5.75% Senior Notes due 2025, which we refer to herein as our Exchange Notes, for the outstanding Original Notes. We refer herein to the Original Notes and the Exchange Notes, collectively, as the Notes. We refer to the offer to exchange as the Exchange Offer.
The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes and will be issued under the same indenture. The Exchange Notes will be exchanged for Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.
The Exchange Offer expires at 5:00 p.m. New York City time on                  unless extended, which we refer to as the Expiration Date.
We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

You should consider carefully the risk factors beginning on page 14 of this prospectus before deciding whether to participate in the Exchange Offer.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio, Attention: Investor Relations; Telephone: (216) 694-5700.  In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than                 , which is five full business days before you must make a decision regarding the Exchange Offer.

NOTICE TO INVESTORS
This prospectus may only be used where it is legal to make the Exchange Offer and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offer where it is legal to do so.
This prospectus and the information incorporated by reference summarize documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus and the information incorporated by reference. In deciding to exchange your Original Notes, you must rely on your own examination of such documents, our business and the terms of the offering and the Exchange Notes, including the merits and risks involved.
We make no representation to you that the Exchange Notes are a legal investment for you. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Exchange Notes. Neither the delivery of the prospectus nor any exchange made pursuant to this prospectus implies that any information set forth in or incorporated by reference in this prospectus is correct as of any date after the date of this prospectus.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”
References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or “Cliffs” or other similar terms mean Cleveland-Cliffs Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. As used in this prospectus, the term “long ton” means a long ton (equal to 2,240 pounds) and the term “metric ton” means a metric ton (equal to 1,000 kilograms or 2,205 pounds).

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room.
We make available, free of charge, on our website at www.clevelandcliffs.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
We are “incorporating by reference” information in documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (2) after the date of this prospectus until the completion of the Exchange Offer:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
We do not and will not, however, incorporate by reference into this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports. You may obtain copies of these filings without charge by accessing the investor relations section of www.clevelandcliffs.com or by requesting the filings in writing or by telephone at the following address and telephone number.
Cleveland-Cliffs Inc.
Investor Relations
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Telephone Number: (216) 694-5700

NON-GAAP FINANCIAL MEASURES
We believe that the financial statements and the other financial data included in or incorporated by reference into this prospectus have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and the regulations published by the SEC, and are consistent with current practice with the exception of the presentation of earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA excluding certain items such as extinguishment/restructuring of debt, impacts of discontinued operations, foreign currency exchange remeasurement, severance and contractor termination costs, certain supplies inventory write-offs, impairment of other long-lived assets and intersegment corporate allocations of selling, general and administrative costs, which we refer to as Adjusted EBITDA, and cash cost of goods sold and operating expense rate per long/metric ton, which are non-GAAP financial measures.
EBITDA, Adjusted EBITDA and cash cost of goods sold and operating expense rate per long/metric ton are not measurements of financial performance or condition under GAAP and should not be considered as alternatives to net income, operating income or any other financial performance measure derived in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as interest payments, tax payments and debt service requirements. These non-GAAP financial measures are not calculated in the same manner by all companies and, accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for comparing performance relative to other companies. While we believe that the presentation of the non-GAAP financial measures will enhance an investor’s understanding of our operating performance, performance compared to other producers and a more accurate view of the cash outflows related to the sale of iron ore, the use of the non-GAAP financial measures as analytical tools has limitations and you should not consider it in isolation, or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. For additional information about EBITDA, Adjusted EBITDA and cash cost of goods sold and operating expense rate per long/metric ton, including a description of how EBITDA, Adjusted EBITDA and cash cost of goods sold and operating expense rate per long/metric ton, are calculated and reconciliations to the most directly comparable GAAP financial measures, see the section titled “Summary—Summary Historical Consolidated Financial Data” of this prospectus.

PROSPECTIVE FINANCIAL INFORMATION
The prospective financial information included in or incorporated by reference into this prospectus regarding our future performance represents our management’s estimates as of the date of this prospectus only. This information, which consists entirely of forward-looking statements, has been prepared by our management and is qualified by, and subject to, the assumptions, risks and uncertainties included or incorporated by reference in this prospectus that may cause actual results to differ materially. Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information included or incorporated by reference herein, see “Disclosure Regarding Forward-Looking Statements” and “Risk Factors.” Accordingly, the prospective financial information included in or incorporated by reference into this prospectus is only an estimate of what management believes is realizable as of the date of this prospectus. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the information in context and not to place undue reliance on it. The prospective financial information included in this prospectus has been prepared by, and is the responsibility of our management. Deloitte & Touche LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The Deloitte & Touche LLP report incorporated by reference into this prospectus relates to our historical financial information. It does not extend to the prospective financial information and should not be read to do so.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. These statements speak only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, the intent, belief or current expectations of our directors or our officers with respect to: our future financial condition; results of operations or prospects; estimates of our economic iron ore reserves; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in, or implied by, the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•
uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, the impact of barriers to trade, the outcomes of trade cases, reduced market demand and any change to the economic growth rate in China;

•
continued volatility of iron ore and steel prices and other trends, including the supply approach of the major iron ore producers, affecting our financial condition, results of operations or future prospects—specifically, the impact of price-adjustment factors on our sales contracts;

•
our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele, specifically successful completion of our hot briquetted iron, or HBI, production plant;

•	our level of indebtedness could limit cash flow available to fund working capital, capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business;

•	availability of capital and our ability to maintain adequate liquidity;

•
risks related to former and current international operations, including our ability to successfully conclude the Companies' Creditors Arrangement Act (Canada), or CCAA, process in Canada and plan for the end of mine life in Australia in a manner that minimizes cash outflows and associated liabilities;

•	our actual economic iron ore reserves or changes in current mineral estimates, including whether any mineralized material qualifies as a reserve;

•	the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives;

•	the ability of our customers, joint venture partners and significant suppliers and service providers to meet their obligations to us on a timely basis or at all;

•	the outcome of any litigation or arbitration, including any contractual disputes with our customers, joint venture partners or significant energy, material or service providers;

•	our ability to maintain satisfactory relations with unions and employees;

•
impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes;

•
problems or uncertainties with productivity, tons mined, transportation, capital spending, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry;

•	our ability to cost-effectively achieve planned production rates or levels, including at our HBI production plant;

•	our ability to successfully identify and consummate any strategic investments or development projects, including our HBI production plant;

v

•	changes in sales volume or mix;

•	our ability to reach agreement with our customers regarding any modifications to sales contract provisions, renewals or new arrangements;

•	events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges;

•	uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events;

•	adverse changes in currency values, currency exchange rates, interest rates and tax laws;

•	uncertainty relating to restructurings in the steel industry and/or affecting the steel industry;

•	the potential existence of significant deficiencies or material weaknesses in our internal control over financial reporting; and

•	other risks described in our reports filed with the SEC or the “Risk Factors” section of this report.
These factors and the other risk factors described in this prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY
This summary highlights information about us , the Exchange Offer and the Exchange Notes. This summary is not complete and may not contain all of the information that you should consider prior to deciding whether to participate in the Exchange Offer. For a more complete understanding of us, we encourage you to read this prospectus, including the information incorporated by reference into this prospectus and the other documents to which we have expressly referred you. In particular, we encourage you to read the historical financial statements, and the related notes, incorporated by reference into this prospectus. Investing in the Notes involves significant risks, as described in the “Risk Factors” section.
Our Company
Founded in 1847, Cleveland-Cliffs Inc. is the largest and oldest independent iron ore mining company in the United States. We are a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota. Additionally, we operate an iron ore mining complex in Western Australia. By 2020, we expect to be the sole producer of HBI in the Great Lakes region with the development of our first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, our employees endeavor to provide all stakeholders with operating and financial transparency.
We are organized through a global commercial group responsible for sales and delivery of our products and operations groups responsible for the production of the iron ore that we market. Our continuing operations are organized according to geographic location: U.S. Iron Ore and Asia Pacific Iron Ore.
In the U.S., we currently own or co-own four operational iron ore mines plus one indefinitely idled mine. We are currently operating one iron ore mine in Michigan and three iron ore mines in Minnesota. All four mines are currently operating at or near full capacity. The Empire mine located in Michigan was indefinitely idled beginning in August 2016. Our Asia Pacific operations consist solely of our Koolyanobbing iron ore mining complex in Western Australia. Koolyanobbing is currently operating at a level appropriate for the current price discounting environment for low-grade iron ore products containing less than 62% iron, and we expect mining operations to cease during 2018.
U.S. Iron Ore
We are a major producer of iron ore pellets, primarily selling production from U.S. Iron Ore to integrated steel companies in the U.S. and Canada. We operate four iron ore mines: the Tilden mine in Michigan and the Northshore, United Taconite and Hibbing mines in Minnesota. The U.S.-based mines currently have an annual rated capacity of 27.4 million long tons of iron ore pellet production, representing 55% of total U.S. pellet production capacity. Based on our equity ownership in these mines, our share of the annual rated production capacity is currently 21.2 million tons, representing 42% of total U.S. annual pellet capacity. The Empire mine located in Michigan, which historically had annual rated capacity of 5.5 million long tons, was indefinitely idled beginning in August 2016. During 2017, we acquired the remaining noncontrolling interest of the Empire and Tilden mines from ArcelorMittal and U.S. Steel, respectively.
We produce various grades of iron ore pellets, including standard, fluxed and direct reduction grade, or DR-grade, for use in our customers’ operations as part of the steelmaking process. The variation in grades of iron ore pellets results from the specific chemical and metallurgical properties of the ores at each mine, the requirements of the end user's steelmaking process and whether or not fluxstone is added in the process. Although the grade or grades of pellets currently delivered to each customer are based on that customer’s preferences, which depend in part on the characteristics of the customer’s steelmaking operation, in certain cases our iron ore pellets can be used interchangeably. Standard pellets require less processing, are generally the least costly pellets to produce and are called “standard” because no ground fluxstone, such as limestone or dolomite, is added to the iron ore concentrate before turning the concentrate into pellets. In the case of fluxed pellets, fluxstone is added to the concentrate, which produces pellets that can perform at higher productivity levels in the customer’s specific blast furnace and will minimize the amount of fluxstone the customer may be required to add to the blast furnace. DR-grade pellets require additional processing to make a pellet that contains higher iron and lower silica content than a standard pellet. Unlike standard or fluxed pellets, DR-grade pellets are fed into a direct reduced iron facility, which then are converted into direct reduced iron, or DRI, or HBI, a high-quality raw material used to feed an electric arc furnace, or EAF.
Each of our U.S. Iron Ore mines is located near the Great Lakes. The majority of our iron ore pellets are transported via railroads to loading ports for shipment via vessel to blast furnace steelmakers in North America.

Our U.S. Iron Ore revenues primarily are derived from sales of iron ore pellets to the North American integrated steel industry, consisting primarily of three major customers. Generally, we have multi-year supply agreements with our customers. Sales volume under these agreements largely is dependent on customer requirements, and in certain cases, we are the sole supplier of iron ore to the customer. Historically, each agreement has contained a base price that is adjusted annually using one or more adjustment factors. Factors that could result in a price adjustment include changes in the Platts IODEX 62% Fe Fines Spot Price along with pellet premiums, published Platts international indexed freight rates and changes in specified producer price indices, including those for industrial commodities, fuel and steel. Our average remaining duration of our U.S. Iron Ore contracts as of December 31, 2017 is approximately seven years.
Additionally, as the EAF steel market continues to grow in the U.S., there is an opportunity for our iron ore to serve this market by providing pellets to the alternative metallics market to produce DRI, HBI and/or pig iron.  In 2016 and 2017, we produced and shipped industrial trials of low-silica DR-grade pellets, which were successfully processed in two customers' DRI reactors to produce a high-quality DRI product. By 2020, we expect to sell these low-silica DR-grade pellets to our own HBI facility in Toledo, Ohio.
For the years ended December 31, 2017, 2016 and 2015, we sold 18.7 million, 18.2 million and 17.3 million long tons of iron ore pellets, respectively, from our share of the production from our U.S. Iron Ore mines. U.S. Iron Ore’s three largest customers accounted for approximately 88%, 83% and 93% of the segment’s sales for the years ended December 31, 2017, 2016 and 2015, respectively.
At the end of 2017, our U.S. Iron Ore mines had proven and probable mineral reserves totaling 2,147.3 million long tons, which equates to approximately 696.9 million saleable long tons. For the year ended December 31, 2017, our U.S. Iron Ore segment had revenues of approximately $1,866.0 million and Adjusted EBITDA of approximately $559.4 million.
Asia Pacific Iron Ore
Our Asia Pacific Iron Ore operations are located in Western Australia and consist solely of our wholly-owned Koolyanobbing operation. Koolyanobbing is a collective term for the ore deposits at Koolyanobbing, Mount Jackson and Windarling. There are approximately 70 miles separating the three mining areas. Banded iron formations host the mineralization, which is predominately hematite and goethite. Each deposit is characterized with different chemical and physical attributes and, in order to achieve customer product quality, ore in varying quantities from each deposit must be blended together.
Crushing and blending are undertaken at Koolyanobbing, where the crushing and screening plant is located. Once the blended ore has been crushed and screened into a direct lump and fines shipping product, it is transported by rail approximately 360 miles south to the Port of Esperance, via Kalgoorlie, for shipment to our customers in Asia.
Asia Pacific Iron Ore’s production is under contract with steel companies primarily in China, Japan and South Korea. In March 2017, we extended the majority of our supply agreements with steel producers in China for one year. These contracts will expire in March 2018, and we will only renew contracts if it can be done in an economically viable manner. Our supply agreement with our client in South Korea expired in December 2017. We renewed that agreement for 2018; however, it is at a lower committed quantity than our previous agreement. Our supply agreements with our customers in Japan expire in March 2018. These contracts could be renewed for additional volume. Pricing for our Asia Pacific Iron Ore Chinese customers consists of shorter-term pricing mechanisms of various durations up to three months based on the average of daily spot prices that are generally associated with the time of unloading of each shipment. Pricing with our Japanese and South Korean customers is generally similar to the inputs used with our Chinese customers, but the pricing inputs are fixed before shipment.
For the years ended December 31, 2017, 2016 and 2015, we sold 9.8 million, 11.6 million and 11.6 million metric tons of iron ore, respectively, from our Western Australia mines. The segment’s five largest customers together accounted for a total of 57%, 56% and 47% of Asia Pacific Iron Ore product revenues for the years ended December 31, 2017, 2016 and 2015, respectively. For the year ended December 31, 2017, our Asia Pacific Iron Ore segment had revenues of approximately $464.2 million and Adjusted EBITDA of approximately $50.4 million.
At the end of 2017, we had approximately 9.7 million metric tons of proven and probable reserves in our Asia Pacific Iron Ore business, which we believe are the economic reserves and will be mined over the remaining life of the mine.

Our Strategy
Our key strategic initiatives include:
We are Focused on Protecting our Core U.S. Iron Ore Business
We are the market-leading iron ore producer in the U.S., supplying differentiated iron ore pellets under long-term contracts to major North American blast furnace steel producers. We have the unique advantage of being a low-cost, high-quality producer of iron ore pellets in the Great Lakes market with significant transportation and logistics advantages to serve the Great Lakes steel market effectively. The pricing structure and long-term nature of our existing contracts, along with our low-cost operating profile, position U.S. Iron Ore as a strong cash flow generator in most commodity pricing environments. Since instituting our strategy in 2014 of focusing on this core business, we have achieved significant accomplishments, including providing volume certainty by signing a ten-year supply agreement with our largest customer; substantially reducing operating costs by making operational improvements; and developing new pellet products to meet ever-evolving market demands.
We recognize the importance of our strength in the U.S. Iron Ore business, and our top strategic priority is to protect and enhance our market position. This involves continuing to deliver high-quality, custom-made pellets that allow our customers to remain competitive in the quality, production efficiency, and environmental friendliness of their steel products. Protecting the core business also involves continually evaluating opportunities to expand both our production capacity and ore reserve life. In 2017, we achieved key accomplishments toward these goals by acquiring the remaining minority stake in our Tilden and Empire mines as well as additional real estate interests in Minnesota.
Expanding our Customer Base
While we hold a strong market position in supplying iron ore to Great Lakes blast furnaces, we cannot ignore the ongoing shift of steelmaking share in the U.S. away from our core blast furnace customers to EAF steelmakers. Over the past 25 years, the market share of EAFs has nearly doubled. However, as EAFs have moved to higher value steel products, they require more high-quality iron ore-based metallics instead of scrap as raw material feedstock. As a result of this trend, one of our top strategic priorities is to become a critical supplier of the EAF market by providing these specialized metallics. In June 2017, we announced the planned construction of an HBI production plant in Toledo, Ohio. HBI is a specialized high-quality iron alternative to scrap that, when used as a feedstock, allows the EAF to produce more valuable grades of steel. We expect our HBI to partially replace the over 3 million metric tons of ore-based metallics that are imported into the Great Lakes every year from Russia, Ukraine, Brazil and Venezuela.
Our Toledo plant is expected to produce HBI at a rate of 1.6 million metric tons per year when brought to production in 2020. We expect that this will create additional demand for our DR-grade pellets of 2.5 million long tons. Not only does this production plant create another outlet for our high-margin pellets, but it also presents an attractive economic opportunity for us. As the only producer of DR-grade pellets in the Great Lakes and with access to abundant, low-cost natural gas, we will be in a unique position to serve clients in the region. In addition, the Toledo site is in close proximity to over 20 EAFs, giving us a natural competitive freight advantage over import competitors.
Optimized, Divested or Shut Down All Non-Core Business Segments
Given the current price discounting environment for low-grade iron ore products containing less than 62% iron, we are focused on optimizing the remaining ore reserve base of our Asia Pacific Iron Ore business. We will continue to operate Asia Pacific Iron Ore with very low total capital expenditures until we cease mining operations, which we expect to occur at some point during 2018.
Restructuring proceedings were commenced under the CCAA for the Bloom Lake Group (as defined below), part of our Eastern Canadian Iron Ore businesses, in the first quarter of 2015. During the second quarter of 2015, the CCAA protection granted to the Bloom Lake Group was extended to include the Wabush Group (as defined below) to facilitate the reorganization of each of their businesses and operations. As of December 31, 2017, CCAA proceedings are still ongoing. The Monitor appointed by the court in the CCAA proceedings for the Bloom Lake Group and the Wabush Group has conducted a claims process pursuant to which creditors have filed claims against the Bloom Lake Group and the Wabush Group. The Monitor is reviewing all claims filed as part of this claims process. Currently, there is uncertainty as to the amount of the distribution that will be made to the creditors of the Bloom Lake Group and the Wabush Group, including, if any, to us, and whether we could be held liable for claims that may be asserted by or on behalf of the Bloom Lake Group or the Wabush Group or by their respective representatives against non-debtor affiliates of the Bloom Lake Group and the Wabush Group. During 2017, we became aware that it was probable the Monitor will assert a preference claim against us and/or certain of our affiliates. Given that it is probable the claim will be asserted by the Monitor, we have recorded an estimated liability of $55.6 million, which includes the value of our related-party claims against the Bloom Lake Group and the Wabush Group. Should the Monitor proceed to assert the claim, we believe the Monitor will demand an amount in excess of the value of our related-party claims against the Bloom Lake Group and the Wabush Group. Thus, it is possible that a change in the estimated liability may occur in the future. We deny liability for any amount and will vigorously defend such claim.
On December 22, 2015, we closed the sale of our remaining North American Coal business, which included the Pinnacle mine in West Virginia and the Oak Grove mine in Alabama, to Seneca Coal Resources, LLC, or Seneca. The sale marked our exit from the coal business and represented another very important step in the implementation of our U.S. Iron Ore pellet-centric strategy. Prior to this sale, it was determined by management as of March 31, 2015 that our North American Coal operating segment met the criteria to be classified as held for sale under ASC 205, Presentation of Financial Statements.
Maintaining Discipline on Costs and Capital Spending and Improving our Financial Flexibility
We believe our ability to execute our strategy is dependent on our improving financial position, balance sheet strength and financial flexibility, which will enable us to manage through the inherent cyclical demand for our products and volatility in commodity prices. Our streamlined organization and support functions are well-aligned to best serve our strategic direction. Our capital allocation plan is focused on strengthening and protecting our core U.S. Iron Ore operations and expanding our customer base.
As the implementation of our strategy has strengthened the business, we have put additional emphasis on the continued improvement of our balance sheet via continued reduction of long-term debt. Since the middle of 2014, we have reduced the principal of our debt by 15% and decreased our average cost of debt to 5% by using various liability management strategies consistent with our capital allocation priorities and our stated objective of improving the strength of our balance sheet and simplifying the capital structure. Given the cyclical nature of our business, we will continue to be opportunistic in managing our balance sheet and capital structure, which will put us in an optimal position to manage through any commodity environment, and we continue to seek the best opportunities to accomplish this.
Competitive Strengths
Resilient U.S. Iron Ore Operations
Our U.S. Iron Ore segment is the core focus of our business strategy. The U.S. Iron Ore segment is the primary contributor to our consolidated results, generating $1,866.0 million of consolidated revenue and $559.4 million of consolidated Adjusted EBITDA for the year ended December 31, 2017. U.S. Iron Ore produces differentiated iron ore pellets that are customized for use in customers’ blast furnaces as part of the steelmaking process. The grades of pellets currently delivered to each customer are based on that customer’s preferences, which depend in part on the characteristics of the customer’s blast furnace operation. We believe our long history of supplying customized pellets to the U.S. steel producers has resulted in a co-dependent relationship between us and our customers. This technical and operational co-dependency has enabled us to claim a substantial portion of the total U.S. iron ore market. Based on Cliffs’ equity ownership in its U.S. mines, Cliffs’ share of the annual rated production capacity is 21.2 million long tons, representing 42% of total U.S. annual pellet capacity. Long-lived assets with an average mine life of approximately 30 years provide the opportunity to maintain our significant market position well into the future.
We believe U.S. Iron Ore is uniquely positioned in the global iron ore market due to its muted exposure to seaborne iron ore pricing. More than half of U.S. Iron Ore production is sold through long-term contracts that are structured with various formula-based pricing mechanisms that reference spot iron ore pricing, domestic steel prices, and Atlantic-based pellet premiums, among other items, and mitigate the impact of any one factor's price volatility on our business.
In addition, we maintain a freight advantage compared to our competition as a result of our proximity to U.S. steelmaking operations. The Great Lakes market is largely isolated and difficult to enter. Our costs are lower as a result of inherent transportation advantages associated with our mine locations near the Great Lakes, which allows for transportation via railroads and loading ports. U.S. Iron Ore mines also benefit from on-site pellet production and ore production facilities located a short distance from the mines.

Experienced Management Team
We have a seasoned and experienced management team with extensive mining sector knowledge and the functional disciplines required to manage and grow our business. In August 2014, the Board of Directors appointed Lourenco Goncalves as Chairman, President and Chief Executive Officer of the Company. Mr. Goncalves joined Cliffs with over 30 years of experience in the metals and mining industries. Effective as of January 1, 2017, Timothy K. Flanagan now serves as Executive Vice President, Chief Financial Officer of the Company. Mr. Flanagan has held several positions with the Company since April 2008, and previously served as Vice President, Corporate Controller & Chief Accounting Officer of the Company. Other experienced members of executive leadership include Terry Fedor, Executive Vice President, U.S. Iron Ore, James Graham, Executive Vice President, Chief Legal Officer & Secretary, Maurice Harapiak, Executive Vice President, Human Resources & Chief Administrative Officer, Terrence Mee, Executive Vice President, Global Commercial, and Clifford Smith, Executive Vice President, Business Development.
Corporate Information
Our principal executive offices are located at 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315. Our main telephone number is (216) 694-5700, and our website address is www.clevelandcliffs.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

The Exchange Offer
The following summary contains basic information about the Exchange Offer and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Exchange Offer, including for the meanings of capitalized terms not otherwise defined below, please refer to “The Exchange Offer.”

The Exchange Offer
We are offering to exchange up to $1,075 million aggregate principal amount of our registered 5.75% Senior Notes due 2025, which we refer to herein as our Exchange Notes, for an equal principal amount of our outstanding restricted 5.75% Senior Notes due 2025 issued in private transactions exempt from the registration requirements of the Securities Act on February 27, 2017 and August 7, 2017, respectively. We refer herein to our existing 5.75% Senior Notes due 2025 as our Original Notes. We refer herein to the Original Notes and the Exchange Notes, collectively, as the Notes. We refer herein to the offer to exchange as the Exchange Offer. The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes and will be issued under the same indenture. Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

Purpose of the Exchange Offer	The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Original Notes.
Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange
The Exchange Offer will expire at 5:00 p.m., New York City time, on             , or on a later date and time to which we extend it. We refer to such time and date as the Expiration Date. Tenders of Original Notes in the Exchange Offer may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. We refer to such date of exchange as the Exchange Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Procedures for Tendering Original Notes
Each holder of Original Notes wishing to participate in the Exchange Offer must follow procedures of The Depository Trust Company’s, or DTC, Automated Tender Offer Program, or ATOP, subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receives, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and pursuant to which DTC confirms that:

•    DTC has received instructions to exchange your Original Notes; and

•    you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Original Notes.”

Consequences of Failure to Exchange Original Notes
You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Conditions to the Exchange Offer
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. The Exchange Offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Exchange Agent	U.S. Bank National Association
Certain U.S. Federal Income Tax Considerations
As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.

Risk Factors	You should carefully read and consider the risk factors beginning on page 14 of this prospectus before deciding whether to participate in the Exchange Offer.

The Exchange Notes
The following is a brief summary of the principal terms of the Exchange Notes and is provided solely for your convenience. It is not intended to be complete. For a more detailed description of the Exchange Notes, see “Description of the Notes.”

Issuer	Cleveland-Cliffs Inc.
Securities Offered	Up to $1,075,000,000 aggregate principal amount of Exchange Notes.
Maturity Date	March 1, 2025.
Interest Rate	The Exchange Notes will bear interest at 5.75% per year.
Accrual of Interest	The Exchange Notes will accrue interest from (and including) the most recent date on which interest has been paid on the Original Notes accepted in the Exchange Offer.
Interest Payment Dates
Interest will be payable in cash on March 1 and September 1 of each year, commencing on September 1, 2018. If the record date for the first interest payment date occurs on or prior to the Exchange Date, the record date for the first interest payment date will be deemed the close of business on the business day immediately prior to such interest payment date.

Optional Redemption
We may redeem any of the Notes beginning on March 1, 2020. The initial redemption price is 104.313% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline each year after 2020 and will be 100% of their principal amount, plus accrued interest, beginning on March 1, 2023. We may also redeem some or all of the Notes at any time and from time to time prior to March 1, 2020 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time and from time to time on or prior to March 1, 2020, we may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of certain equity offerings, at a redemption price of 105.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) issued under the indenture remain outstanding after each such redemption. See “Description of the Notes—Optional Redemption.”

Change of Control
Upon certain change of control triggering events, we will be required to make an offer to purchase the Notes. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. We may not have sufficient funds available at the time of any change of control triggering event to make any required debt repayment (including repurchases of the Notes). See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

Ranking
The Exchange Notes and guarantees:
•
will be general unsecured senior obligations of Cliffs and its subsidiary guarantors, which we refer to as the Guarantors;
•
will rank equally in right of payment with all existing and future senior unsecured indebtedness of Cliffs and the Guarantors (including the Original Notes), and any guarantees thereof by the Guarantors;
•
will rank senior in right of payment to all existing and future subordinated indebtedness of Cliffs and the Guarantors;
•
will be effectively subordinated to Cliffs’ and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;
•
will be structurally senior to existing and future indebtedness of Cliffs that is not guaranteed by each Guarantor; and
•
will be structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries of Cliffs that do not guarantee the Notes.
For the year ended December 31, 2017, on a continuing operations basis, our non-Guarantor subsidiaries accounted for approximately 20% of our consolidated revenue and approximately 15% of our consolidated income from continuing operations, excluding $235 million of income tax benefit from the passage of Public Law 115–97, commonly known as the "Tax Cuts and Jobs Act," and $165 million of loss from extinguishment/restructuring of debt charges. As of December 31, 2017, our non-Guarantor subsidiaries accounted for approximately 8% of our consolidated assets.

Certain Covenants
The indenture governing the Exchange Notes contains covenants that, among other things, limit Cliffs’ and its subsidiaries’ ability to:

•
create liens on our property that secure indebtedness;

•
enter into certain sale and leaseback transactions; and

•
merge, consolidate or amalgamate with another company.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See "Use of Proceeds."
Governing Law	The Exchange Notes, the guarantees thereof and the indenture governing the Exchange Notes are governed by the laws of the State of New York.
Trustee, Registrar and Paying Agent	U.S. Bank National Association
Risk Factors
See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by the holders of the Original Notes before tendering their Original Notes in the Exchange Offer and investing in the Exchange Notes.

Summary Historical Consolidated Financial Data
The table below sets forth our summary historical consolidated financial and other statistical data for the periods presented. We derived the summary historical consolidated financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 from our audited consolidated financial statements, which are incorporated by reference in this prospectus. Summary historical consolidated financial and other statistical data should be read in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference into this prospectus. During the first quarter of 2015, we began reporting our former Eastern Canadian Iron Ore and North American Coal businesses as discontinued operations, as reflected in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus. The summary historical consolidated financial data below reflects Eastern Canadian Iron Ore and North American Coal as discontinued operations.
The information presented below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes included in the reports incorporated by reference into this prospectus.

	Year Ended December 31,
	2017(2)	2016(3)	2015(4)
Financial data (in millions, except per share and per ton amounts)(1)
Revenue from product sales and services	$2,330.2	$2,109.0	$2,013.3
Cost of goods sold and operating expenses	(1,828.5)	(1,719.7)	(1,776.8)
Other operating expense	(78.1)	(148.5)	(85.2)
Operating income	423.6	240.8	151.3
Income from continuing operations	381.8	219.2	143.7
Loss from discontinued operations, net of tax	(18.7)	(19.9)	(892.1)
Net income (loss)	363.1	199.3	(748.4)
Loss (income) attributable to noncontrolling interest	3.9	(25.2)	(0.9)
Net income (loss) attributable to Cliffs shareholders	367.0	174.1	(749.3)
Preferred stock dividends	—	—	(38.4)
Income (loss) attributable to Cliffs common shareholders	$367.0	$174.1	$(787.7)
Earnings (loss) per common share attributable to Cliffs common shareholders - basic
Continuing operations	$1.34	$0.98	$0.63
Discontinued operations	(0.06)	(0.10)	(5.77)
Earnings (loss) per common share attributable to Cliffs common shareholders - basic	$1.28	$0.88	$(5.14)
Earnings (loss) per common share attributable to Cliffs common shareholders - diluted
Continuing operations	$1.32	$0.97	$0.63
Discontinued operations	(0.06)	(0.10)	(5.76)
Earnings (loss) per common share attributable to Cliffs common shareholders - diluted	$1.26	$0.87	$(5.13)
Total assets	$2,953.4	$1,923.9	$2,135.5
Long-term debt obligations (including capital leases)	$2,335.1	$2,213.5	$2,755.6
Net cash provided by operating activities	$338.1	$303.0	$37.9
Net cash used in investing activities	$(156.0)	$(57.9)	$(103.2)
Net cash provided by (used in) financing activities	$498.9	$(206.4)	$61.0

	Year Ended December 31,
	2017(2)	2016(3)	2015(4)
Financial data (in millions, except per share and per ton amounts)(1)
Distributions to preferred shareholders cash dividends(5)
- Per depositary share	$—	$—	$1.32
- Total	$—	$—	$38.4
Distributions to common shareholders cash dividends(6)
- Per share	$—	$—	$—
- Total	$—	$—	$—
Common shares outstanding - basic (millions)
- Average for year	288.4	197.7	153.2
- At year-end	297.4	233.1	153.6
Iron ore production and sales statistics (long tons - U.S. Iron Ore; metric tons - Asia Pacific Iron Ore)
Production tonnage - U.S. Iron Ore	25.5	23.4	26.1
- U.S. Iron Ore (Cliffs' share)	18.8	16.0	19.3
- Asia Pacific Iron Ore	10.1	11.8	11.7
Sales tonnage - U.S. Iron Ore	18.7	18.2	17.3
- Asia Pacific Iron Ore	9.8	11.6	11.6
Reconciliation of Net Income to EBITDA to Total Adjusted EBITDA
Net Income (Loss)	$363.1	$199.3	$(748.4)
Less:
Interest expense, net	(132.0)	(200.5)	(231.4)
Income tax benefit (expense)	252.4	12.2	(163.3)
Depreciation, depletion and amortization	(87.7)	(115.4)	(134.0)
Total EBITDA	$330.4	$503.0	$(219.7)
Less:
Gain (loss) on extinguishment/restructuring of debt	$(165.4)	$166.3	$392.9
Impact of discontinued operations	(18.7)	(19.9)	(892.0)
Foreign exchange remeasurement	11.4	(16.8)	16.3
Severance and contractor termination costs	—	(0.1)	(10.2)
Supplies inventory adjustment	(1.8)	—	(16.3)
Impairment of other long-lived assets	—	—	(3.3)
Total Adjusted EBITDA	$504.9	$373.5	$292.9
EBITDA:
U.S. Iron Ore	$534.9	$342.4	$317.6
Asia Pacific Iron Ore	40.7	128.3	35.3
Other(7)	(245.2)	32.3	(572.6)
Total EBITDA	$330.4	$503.0	$(219.7)
Adjusted EBITDA:
U.S. Iron Ore	$559.4	$359.6	$352.1
Asia Pacific Iron Ore	50.4	132.9	32.7
Other	(104.9)	(119.0)	(91.9)
Total Adjusted EBITDA	$504.9	$373.5	$292.9

	Year Ended December 31,
	2017(2)	2016(3)	2015(4)
Financial data (in millions, except per share and per ton amounts)(1)
Business Segment per Ton Information
U.S. Iron Ore (Per long ton)
Realized product revenue rate(8)	$88.03	$75.71	$79.12
Cash cost of goods sold and operating expense rate(9)	59.55	55.97	60.27
Depreciation, depletion and amortization	3.56	4.61	5.72
Total cost of goods sold and operating expense rate(8)	63.11	60.58	65.99
Sales margin	$24.92	$15.13	$13.13
Asia Pacific Iron Ore (Per metric ton)
Realized product revenue rate(8)	$45.31	$45.85	$39.93
Cash cost of goods sold and operating expense rate(9)	40.15	33.94	36.95
Depreciation, depletion and amortization	1.46	2.16	2.18
Total cost of goods sold and operating expense rate(8)	41.61	36.10	39.13
Sales margin	$3.70	$9.75	$0.80

(1) Management determined as of March 31, 2015, that our North American Coal operating segment met the criteria to be classified as held for sale under ASC 205, Presentation of Financial Statements. The North American Coal segment continued to meet the criteria throughout 2015 until we sold our North American Coal operations during the fourth quarter of 2015. As such, all current and historical North American Coal operating segment results are included in our financial statements and classified within discontinued operations. On January 27, 2015, we announced that Bloom Lake General Partner Limited and certain of its affiliates, including Cliffs Quebec Iron Mining ULC, which we refer to collectively as the Bloom Lake Group, commenced restructuring proceedings, in Montreal, Quebec under the CCAA to address the Bloom Lake Group's immediate liquidity issues and to preserve and protect its assets for the benefit of all stakeholders while restructuring and/or sale options were explored. At that time, the Bloom Lake Group was no longer generating revenues and was not able to meet its obligations as they came due. As part of the CCAA process, the court approved the appointment of a Monitor and certain other financial advisors. Additionally, on May 20, 2015, Wabush Iron Co. Limited and Wabush Resources Inc., and certain of their affiliates, including Wabush Mines (an unincorporated joint venture of Wabush Iron Co. Limited and Wabush Resources Inc.), Arnaud Railway Company and Wabush Lake Railway Company, which we refer to collectively as the Wabush Group, commenced restructuring proceedings in Montreal, Quebec under the CCAA. The Wabush Group was no longer generating revenues and was not able to meet its obligations as they came due. As a result of this action, the protection granted to the Bloom Lake Group was extended to include the Wabush Group to facilitate the reorganization of each of their businesses and operations. The Monitor appointed by the court in the CCAA proceeding for the Bloom Lake Group has also been appointed by the court as the Monitor in the CCAA proceeding for the Wabush Group. Financial results prior to the respective deconsolidations of the Bloom Lake and Wabush Groups and subsequent expenses directly associated with the Bloom Lake and Wabush Groups and certain other wholly-owned Canadian subsidiaries are included in our financial statements and classified within discontinued operations.

(2) During 2017, we issued 63.25 million common shares in an underwritten public offering. We received net proceeds of $661.3 million at a public offering price of $10.75 per common share. The net proceeds from the issuance of our common shares and the net proceeds from the issuance of $1.075 billion 5.75% 2025 Senior Notes were used to redeem in full all of our outstanding 8.25% 2020 First Lien Notes, 8.00% 2020 1.5 Lien Notes and 7.75% 2020 Second Lien Notes. Additionally, through tender offers, we purchased certain of our 5.90% 2020 Senior Notes, our 4.80% 2020 Senior Notes and our 4.875% 2021 Senior Notes. The aggregate principal amount outstanding of debt redeemed was $1.611 billion, which resulted in a loss on extinguishment of $165.4 million. During 2017, our ownership interest in Empire Iron Mining Partnership increased to 100% as we reached an agreement to distribute the noncontrolling interest net assets of $132.7 million to ArcelorMittal in exchange for its interest in Empire Iron Mining Partnership. We also acquired the remaining 15% equity interest in Tilden Mining Company L.C. owned by United States Steel Corporation for $105.0 million. Prior to the end of the year Public Law 115–97, commonly known as the “Tax Cuts and Jobs Act,” was signed into law and, among other items, repealed the corporate alternative minimum tax, or AMT, and will reduce the federal corporate tax rate to 21% for tax years beginning January 1, 2018.  Along with the repeal of AMT, Public Law 115–97 provides that existing AMT credit carryovers are refundable beginning with the filing of the calendar year 2018 tax return. We have approximately $235.2 million of AMT credit carryovers that are expected to be fully refunded between 2019 and 2022.

(3) During 2016, we recorded a net gain of $166.3 million related to debt restructuring activities that occurred throughout the year, including the issuance of $218.5 million aggregate principal of 1.5 Lien Senior Notes due 2020 in exchange for $512.2 million aggregate principal amount of our existing senior notes, the issuance of an aggregate of 8.2 million common shares in exchange for $56.9 million aggregate principal amount of our existing senior notes and a loss on the redemption of the full $283.6 million aggregate principal amount outstanding of our 3.95% Senior Notes due 2018 at a total redemption price of $301.0 million. We also issued 44.4 million common shares in an underwritten public offering. We received net proceeds of approximately $287.6 million at a public offering price of $6.75 per common share.

(4) On January 27, 2015, we announced that the Bloom Lake Group commenced restructuring proceedings in Montreal, Quebec under the CCAA. Additionally, on May 20, 2015, the Wabush Group commenced restructuring proceedings in Montreal, Quebec under the CCAA. As a result of this action, the CCAA protections granted to the Bloom Lake Group was extended to include the Wabush Group to facilitate the reorganization of each of their businesses and operations. Consistent with our strategy to extract maximum value from our current assets, on December 22, 2015, we sold our equity interests in all the remaining North American Coal operations to Seneca. The sale included the Pinnacle mine in West Virginia and the Oak Grove mine in Alabama. Additionally, Seneca may pay us an earn-out of up to $50 million contingent upon the terms of a revenue sharing agreement, which extends through the year 2020. As noted above, all current and historical North American Coal operating segment results are included in our financial statements and classified within discontinued operations.

(5) On November 19, 2014, our Board of Directors declared a quarterly cash dividend of $17.50 per preferred share, which is equivalent to approximately $0.44 per depositary share. The cash dividend was paid on February 2, 2015, to our preferred shareholders of record as of the close of business on January 15, 2015. On March 27, 2015, July 1, 2015, and September 10, 2015, our Board of Directors declared the quarterly cash dividend of $17.50 per preferred share, which is equivalent to approximately $0.44 per depositary share. The cash dividend was paid on May 1, 2015, August 3, 2015, and November 2, 2015 to our shareholders of record as of the close of business on April 15, 2015, July 15, 2015, and October 15, 2015, respectively. On January 4, 2016, we announced that our Board of Directors determined the final quarterly dividend of our preferred shares would not be paid in cash, but instead, pursuant to the terms of the preferred shares, the conversion rate was increased such that holders of the preferred shares received additional common shares in lieu of the accrued dividend at the time of the mandatory conversion of the preferred shares on February 1, 2016. The number of our common shares in the aggregate issued in lieu of the dividend was 1.3 million. This resulted in an effective conversion rate of 0.9052 common shares, rather than 0.8621 common shares, per depositary share, each representing 1/40th of a preferred share. Upon conversion on February 1, 2016, an aggregate of 26.5 million common shares were issued, representing 25.2 million common shares issuable upon conversion and 1.3 million that were issued in lieu of a final cash dividend.

(6) On January 26, 2015, we announced that our Board of Directors had decided to eliminate the quarterly dividend of $0.15 per share on our common shares. The decision was applicable to the first quarter of 2015 and all subsequent quarters.

(7) Including discontinued operations for all periods presented.
(8) Excludes revenues and expenses related to domestic freight for the U.S. Iron Ore operations and freight associated with cost-and-freight-based shipments for the Asia Pacific Iron Ore operations, which are offsetting and have no impact on sales margin. Revenues and expenses also exclude venture partner cost reimbursements for the U.S. Iron Ore business segment.

(9) We present cash cost of goods sold and operating expense rate per long/metric ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. We believe our presentation of non-GAAP cash cost of goods sold and operating expenses is useful to investors because it excludes depreciation, depletion and amortization, which are non-cash, and freight and joint venture partners' cost reimbursements, which have no impact on sales margin, thus providing a more accurate view of the cash outflows related to the sale of iron ore. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Below is a reconciliation in dollars of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the years ended December 31, 2017, 2016 and 2015.

	(In Millions)
	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,
	2017			2016			2015
	U.S. Iron Ore	Asia Pacific Iron Ore	Total	U.S. Iron Ore	Asia Pacific Iron Ore	Total	U.S. Iron Ore	Asia Pacific Iron Ore	Total
Cost of goods sold and operating expenses	$(1,400.6)	$(427.9)	$(1,828.5)	$(1,278.8)	$(440.9)	$(1,719.7)	$(1,298.3)	$(478.5)	(1,776.8)
Less:
Freight and reimbursements	(221.4)	(19.6)	(241.0)	(174.8)	(20.7)	(195.5)	(157.3)	(23.6)	(180.9)
Depreciation, depletion & amortization	(66.6)	(14.3)	(80.9)	(84.0)	(25.1)	(109.1)	(98.9)	(25.3)	(124.2)
Cash cost of goods sold and operating expenses	$(1,112.6)	$(394.0)	$(1,506.6)	$(1,020.0)	$(395.1)	$(1,415.1)	$(1,042.1)	$(429.6)	$(1,471.7)

RISK FACTORS
The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. You should carefully consider the risks described below and all of the information contained in and incorporated by reference into this prospectus before making a decision on whether or not to participate in the Exchange Offer. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Disclosure Regarding Forward-Looking Statements” in this prospectus.
Risks Relating to the Notes
Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the Notes.
As of December 31, 2017, we had an aggregate principal amount of approximately $2,439.4 million of indebtedness outstanding, approximately $400.0 million of which was secured indebtedness (excluding $46.5 million outstanding letters of credit and $47.8 million of capital leases), and approximately $1,007.7 million of cash on our balance sheet. In addition, as of December 31, 2017, we had up to $550.0 million of committed borrowing capacity, subject to a borrowing base limitation and less letters of credit outstanding under our ABL Facility (as defined herein). Our level of indebtedness could have important consequences to you. For example, it could:

•
require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to adverse economic or industry conditions;

•	limit our ability to obtain additional financing in the future to enable us to react to changes in our business;

•	place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness; or

•	limit our ability to pay dividends on or purchase or redeem our capital stock.
Our substantial level of indebtedness could limit our ability to obtain additional financing on acceptable terms or at all for working capital, capital expenditures and general corporate purposes. Our liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt. However, we may not be able to obtain any such new or additional debt on favorable terms or at all.
Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.
Despite our current debt levels, we and our subsidiaries may still incur significant additional debt, and the indenture governing the Notes does not restrict our ability to engage in other transactions that may adversely affect holders of the Notes.
The indenture governing the Notes does not limit the amount of unsecured debt that we may incur and only limits the amount of secured debt that we may incur. Accordingly, we and our subsidiaries may be able to incur substantial additional debt, including additional secured debt, in the future. The indenture does not prevent us from incurring certain other liabilities that do not constitute debt (as defined in the indenture). Non-Guarantor subsidiaries, which include our foreign subsidiaries and certain excluded domestic subsidiaries, may incur additional debt under the indenture, which debt (as well as other liabilities at any such subsidiary) would be structurally senior to the Notes. As of December 31, 2017, our non-Guarantor subsidiaries accounted for approximately 8% of our consolidated assets and none of our consolidated debt. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. In addition, the indenture does not contain any financial covenants or other provisions that would afford the holders of the Notes any substantial protection in the event we participate in a highly leveraged transaction. The indenture also does not limit our ability to pay dividends or make distributions or repurchases of our common shares. Any such transaction could adversely affect you.
Restrictive covenants in the indenture governing the Notes, the agreement governing the ABL Facility and the agreements and indentures governing our other indebtedness will restrict our ability to operate our business.
The indenture governing the Notes, the agreement governing the ABL Facility and the agreements and indentures governing our other outstanding indebtedness and indebtedness we may incur in the future contain or may contain, covenants that restrict our ability to, among other things, incur additional debt, pay dividends, make investments, enter into transactions with affiliates, merge or consolidate with other entities or sell all or substantially all of our assets.
For example, the restrictions in our ABL Facility limit our ability, among other things, to:

•	pay dividends on or purchase or redeem our capital stock;

•	incur debt;

•	prepay certain debt;

•	merge, acquire other entities, enter into joint ventures and partnerships;

•	sell assets;

•	make investments in other persons;

•	change the nature of the business;

•	incur liens or encumbrances; and

•	enter into certain transactions with affiliates.
Additionally, the restrictions in the indenture governing the Notes limit our ability, among other things, to: incur certain secured indebtedness; enter into certain sale and leaseback transactions; and merge, consolidate or amalgamate with another company.
As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
We may not be able to generate sufficient cash to service all of our debt, including the Notes, and may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the Notes, and to fund planned capital expenditures and expansion efforts and any strategic alliances or acquisitions we may make in the future depends on our ability to generate cash in the future and our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to make required payments on our debt, including the Notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our debt, including the Notes. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. These measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we hope to realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Further, we may need to refinance all or a portion of our debt on or before maturity, and we cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

The guarantees of the Notes provided by the Guarantors may not be enforceable and, under specific circumstances, federal and state statutes may allow courts to void the Notes guarantees and require holders of Notes to return payments received from the Guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee, and one of the following is also true:

•	such guarantor was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee;

•
such guarantor was engaged in business or a transaction, or was about to engage in business or a transaction, for which property remaining with the guarantor or grantor was an unreasonably small capital; or

•	such guarantor intended to incur, or believed that it would incur, debts that would be beyond the guarantor’s ability to pay as those debts matured.
A guarantee could also be deemed a fraudulent transfer if it was given with actual intent to hinder, delay or defraud any entity to which the guarantor was or became, on or after the date the guarantee was given, indebted.
The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•
the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
We cannot predict:

•
what standard a court would apply in order to determine whether a Guarantor was insolvent as of the date it issued a guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date; or

•	whether a court would determine that the payments under a guarantee would constitute fraudulent transfers or fraudulent conveyances on other grounds.
The indenture governing the Notes contains a “savings clause” intended to limit each Guarantor’s liability under its Notes guarantee to the maximum amount that it could incur without causing the Notes guarantee to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.
If a Notes guarantee by a Guarantor is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the Guarantor. In such case, any payment by the Guarantor pursuant to its Note guarantee could be required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor. If a Notes guarantee is voided or held unenforceable for any other reason, holders of the Notes would cease to have a claim against the Guarantor based on the Notes guarantee and would be creditors only of Cliffs and any Guarantor whose Notes guarantee was not similarly voided or otherwise held unenforceable.
In addition, enforcement of any of these guarantees against any Guarantor will be subject to certain defenses available to guarantors. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its guarantee.

Not all of our subsidiaries will guarantee the Notes, and the assets of our non-Guarantor subsidiaries may not be available to make payments on the Notes.
Not all of our subsidiaries will be required to guarantee the Notes. For the year ended December 31 2017, on a continuing operations basis, our non-Guarantor subsidiaries accounted for approximately 20% of our consolidated revenue and approximately 15% of our consolidated income from continuing operations, excluding $235 million of income tax benefit from the passage of Public Law 115–97, commonly known as the "Tax Cuts and Jobs Act," and $165 million of loss from extinguishment/restructuring of debt charges. As of December 31, 2017, our non-Guarantor subsidiaries accounted for approximately 8% of our consolidated assets. Our Australian subsidiaries will have no obligation to guarantee the Notes. In the event that any non-Guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and other liabilities (including its trade creditors) generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Our subsidiaries that do not guarantee the Notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Consequently, your claims in respect of the Notes will be effectively subordinated to all of the liabilities of our non-Guarantor subsidiaries, including trade payables, and any claims of third-party holders of preferred equity interests, if any, in our non-Guarantor subsidiaries.
Our non-Guarantor subsidiaries may incur obligations that will constrain the ability of our subsidiaries to provide us with cash, which may affect our ability to make payments on our obligations, including the Notes.
Our cash flows and our ability to service our debt, including our ability to pay the interest on and principal of the Notes when due, will be dependent upon cash dividends and other distributions or other transfers from our subsidiaries. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our obligations, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Dividends, loans and advances to us from our non-Guarantor subsidiaries may be restricted by covenants in certain debt agreements. Additionally, to the extent our cash is held outside of the United States, repatriation of such cash could be negatively impacted by potential foreign and domestic taxes. If our non-Guarantor subsidiaries incur obligations with these restrictive covenants, it will constrain the ability of our non-Guarantor subsidiaries to provide us with cash, which may affect our ability to make payments on the Notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our obligations, including the Notes.
Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.
Credit rating agencies could downgrade our ratings either due to factors specific to our business, a prolonged cyclical downturn in the mining industry, or macroeconomic trends (such as global or regional recessions) and trends in credit and capital markets more generally. Any decline in our credit ratings would likely result in an increase to our cost of financing, limit our access to the capital markets, significantly harm our financial condition and results of operations, hinder our ability to refinance existing indebtedness on acceptable terms and have an adverse effect on the market price of our securities.
We may not be able to repurchase the Notes upon a change of control triggering event.
Upon a change of control triggering event, as defined under the indenture governing the Notes, the holders of Notes will have the right to require us to offer to repurchase all of the Notes then outstanding at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The source of funds for any such repurchase of the Notes will be our available cash or cash generated from operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control triggering event because we may not have sufficient financial resources, including the ability to arrange necessary financing on acceptable terms or at all, to repurchase all of the Notes that are tendered upon a change of control triggering event. Our failure to offer to repurchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture governing the Notes, which may further limit our ability to purchase all Notes upon a change of control triggering event.

Investors may not be able to determine when a change of control giving rise to their right to have the Notes repurchased by us has occurred following a sale of “substantially all” of our assets.
Specific kinds of change of control events require us to make an offer to repurchase all outstanding Notes. The definition of “change of control” under the indenture governing the Notes includes a clause relating to the sale, lease of transfer of “all or substantially all” the assets of Cliffs and its subsidiaries, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of Cliffs and its subsidiaries, taken as a whole, to another individual, group or entity may be uncertain.
An active trading market for the Exchange Notes may not develop.
There is no existing market for the Exchange Notes and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the market for similar debt securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Exchange Notes;

•	the outstanding amount of the Exchange Notes;

•	the terms related to optional redemption of the Exchange Notes; and

•	the level, direction and volatility of market interest rates generally.
If you fail to exchange your Original Notes, they will continue to be restricted securities and will likely become less liquid.
Original Notes that you do not tender, or we do not accept, will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Original Notes” and “The Exchange Offer—Conditions to the Exchange Offer.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer of the Original Notes being tendered and an agent’s message from DTC.
Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in the Exchange Offer, we expect that the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. If you do not tender your Original Notes following the Exchange Offer, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes is likely to be adversely affected.
We may choose to redeem the Notes prior to maturity.
We may redeem some or all of the Notes at any time. See “Description of the Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
The Exchange Offer is intended to satisfy our obligation under the registration rights agreement relating to the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Year ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.5x	1.9x	2.0x	—(1)	5.4x
(1) For the year ended December 31, 2014, there was a deficiency of earnings to cover the fixed charges of $235.4 million. The insufficient earnings were primarily due to the adverse impact of impairment charges, establishment of valuation allowances against certain deferred tax assets and unfavorable spending, which were partially offset by total increased iron ore and coal production sales volumes in 2014 at most of our operations around the world.
“Fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries, as applicable. “Earnings” represent the consolidated pretax income from continuing operations before extraordinary items (excluding undistributed earnings of non-consolidated affiliates), net adjustments for capitalized interest and fixed charges deducted from earnings.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
We are making the Exchange Offer to satisfy our obligations under the registration rights agreement entered into in connection with the offerings of the Original Notes.
Terms of the Exchange Offer
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of the Exchange Notes are substantially identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes. The Exchange Notes will be entitled to the benefits of the indenture under which the Original Notes were issued. See “Description of the Notes.”
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. As of the date of this prospectus, $1,075,000,000 aggregate principal amount of Original Notes were outstanding. Original Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.
If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.
Expiration Date; Extensions; Termination; Amendments
The Exchange Offer expires on the Expiration Date, which is 5:00 p.m., New York City time, on                 , 2018 unless we, in our sole discretion, extend the period during which the Exchange Offer is open.
We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank National Association, the exchange agent, and by public announcement communicated by no later than 5:00 p.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offer, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.
The Exchange Date will promptly follow the Expiration Date. We expressly reserve the right to:

•
extend the Exchange Offer, delay acceptance of Original Notes due to an extension of the Exchange Offer or terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the conditions set forth under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.
If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offer, which would include any waiver of a material condition thereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material amendment or change, as applicable.
Unless we terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date, and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not validly withdrawn and accepted for exchange. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”
This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed or sent by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.
Procedures for Tendering Original Notes
To participate in the Exchange Offer, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.
If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.
All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede &Co., the nominee of DTC. You may tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.
By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither we, the exchange agent, the Trustee, nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offer.
In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.
If we do not accept any tendered Original Notes for exchange or if the Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.
Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”
Terms and Conditions Contained in the Letter of Transmittal
The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.
The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.
Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the Original Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, thereby certify that:

•
it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;

•
the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in a distribution of the Exchange Notes issued to the transferor;

•	the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Withdrawal Rights
Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name of the holder, the principal amount of Original Notes delivered for exchange, a statement that such holder is withdrawing such holder’s election to have such Original Notes exchanged and the number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties. None of the Company, the exchange agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of tenders, or incur any liability for failure to give any such notification.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not validly withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.
The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offer.
Conditions to the Exchange Offer
Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the Exchange Offer, if, in our reasonable determination:

•
there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC;

◦	seeking to restrain or prohibit the making or consummation of the Exchange Offer;

◦	assessing or seeking any damages as a result thereof; or

◦	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.
These conditions are for our sole benefit and may be asserted by us with respect to the entirety or any portion of the Exchange Offer regardless of the circumstances, including any action or inaction by us giving rise to the condition, or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.
In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the indenture under which the Original Notes were issued under the Trust Indenture Act of 1939.
Exchange Agent
U.S. Bank National Association has been appointed as the exchange agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:
By Overnight Delivery or Mail (Registered or Certified Mail Recommended):
U.S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service. The Trustee and the exchange agent are not responsible for and make no representation as to the validity, accuracy or adequacy of this prospectus and any of its contents, and are not be responsible for any of our statements or the statements of any other person in this prospectus or in any document issued or used in connection with it or the Exchange Offer. The Trustee and the exchange agent make no recommendation to any holder whether to tender Original Notes pursuant to the Exchange Offer or to take any other action.
Solicitation of Tenders; Expenses
We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.
No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.
The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offer in any jurisdiction.
Appraisal or Dissenters’ Rights
Holders of Original Notes will not have appraisal or dissenters’ rights in connection with the Exchange Offer.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of Original Notes to us and the issuance of Exchange Notes in the Exchange Offer—unless we are instructed to issue or cause to be issued Exchange Notes, or Original Notes not tendered or accepted in the Exchange Offer are requested to be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

Income Tax Considerations
We advise you to consult your own tax advisors as to your particular circumstances and the effects of any U.S. federal, state, local or non-U.S. tax laws to which you may be subject.
The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.
As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.
Consequences of Failure to Exchange
As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.
UPON COMPLETION OF THE EXCHANGE OFFER, DUE TO THE RESTRICTIONS ON TRANSFER OF THE ORIGINAL NOTES AND THE ABSENCE OF SIMILAR RESTRICTIONS APPLICABLE TO THE EXCHANGE NOTES, IT IS HIGHLY LIKELY THAT THE MARKET, IF ANY, FOR ORIGINAL NOTES WILL BE LESS LIQUID THAN THE MARKET FOR EXCHANGE NOTES. CONSEQUENTLY, HOLDERS OF ORIGINAL NOTES WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER COULD EXPERIENCE SIGNIFICANT DIMINUTION IN THE VALUE OF THEIR ORIGINAL NOTES COMPARED TO THE VALUE OF THE EXCHANGE NOTES.

DESCRIPTION OF OTHER INDEBTEDNESS
The following summaries of certain provisions of our indebtedness do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.
Asset-Based Revolving Credit Facility
On March 30, 2015, we entered into a senior secured asset-based revolving credit facility with various financial institutions, which we refer to as the ABL Facility. The ABL Facility will mature upon the earlier of March 30, 2020 or 60 days prior to the maturity of certain material debt, and provides for up to $550.0 million in borrowings, comprised of (i) a $450.0 million U.S. tranche, including a $250.0 million sublimit for the issuance of letters of credit and a $100.0 million sublimit for U.S. swingline loans, and (ii) a $100.0 million Australian tranche, including a $50.0 million sublimit for the issuance of letters of credit and a $20.0 million sublimit for Australian swingline loans. Availability under both the U.S. tranche and Australian tranche of the ABL Facility is limited to an eligible U.S. borrowing base and Australian borrowing base, as applicable, determined by applying customary advance rates to eligible accounts receivable, inventory and certain mobile equipment.
Guarantees
The ABL Facility and certain bank products and hedge obligations are guaranteed by us and certain of our existing wholly-owned U.S. and Australian subsidiaries and are required to be guaranteed by certain of our future U.S. and Australian subsidiaries; provided, however, that the obligations of any U.S. entity will not be guaranteed by any Australian entity. Amounts outstanding under the ABL Facility are secured by (i) a first-priority security interest in the ABL Collateral (as defined in the ABL Facility), including, in the case of the Australian tranche only, ABL Collateral owned by a borrower or guarantor that is organized under the laws of Australia, and (ii) a second-priority security interest in the Notes Collateral (as defined in the ABL Facility). The priority of the security interests in the ABL Collateral and the Notes Collateral of the lenders under the ABL Facility and the holders of our 4.875% Senior Secured Notes due 2024 are set forth in intercreditor provisions contained in an ABL intercreditor agreement.
The ABL Collateral generally consists of the following assets: accounts receivable and other rights to payment, inventory, as-extracted collateral, investment property, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing.
Interest Rates
Borrowings under the ABL Facility bear interest, at our option, at a base rate, an Australian base rate or, if certain conditions are met, a LIBOR rate, in each case plus an applicable margin. The base rate is equal to the greater of the federal funds rate plus ½ of 1%, the LIBOR rate based on a one-month interest period plus 1% and the floating rate announced by BAML as its “prime rate.” The Australian base rate is equal to the LIBOR rate as of 11:00 a.m. on the first business day of each month for a one-month period. The LIBOR rate is a per annum fixed rate equal to LIBOR with respect to the applicable interest period and amount of LIBOR rate loan requested.
Optional and Mandatory Prepayments
Optional Prepayments: At any time, in whole or in part, without premium or prepayment penalty, other than customary breakage costs.
Mandatory Prepayments: If at any time the outstanding amount of loans under the ABL Facility exceeds the U.S. borrowing base or the Australian borrowing base established thereunder, as applicable, then prepayment is mandatory to the extent of the excess.
Covenants
The ABL Facility contains affirmative and negative covenants customary for such financings including, but not limited to, covenants limiting our ability to:

•	pay dividends on or purchase or redeem our capital stock;

•	incur debt;

•	prepay certain debt;

•	merge, acquire other entities, enter into joint ventures and partnerships;

•	sell certain assets;

•	make investments in other persons;

•	change the nature of the business or accounting methods;

•	incur liens or encumbrances; and

•	enter into certain transactions with affiliates.
Additionally, the ABL Facility requires us and certain of our consolidated subsidiaries, collectively, to meet a springing minimum fixed charge coverage ratio. If (i) the average excess availability under the ABL Facility is less than the $50.0 million or (ii) total liquidity (defined generally as excess availability plus certain specific qualified cash of a borrower or guarantor) under the ABL Facility is less than the greater of (x) $75.0 million and (y) 10% of the aggregate commitments under the ABL Facility, then we will have to maintain a fixed charge coverage ratio (which is generally the ratio of EBITDA (as defined in the ABL Facility) less capital expenditures and other agreed deductions to fixed charges) measured on a quarter-end basis of equal to or greater than 1.0:1.0 until total liquidity is not less than the greater of (x) $75.0 million and (y) 10% of the aggregate commitments under the ABL Facility and excess availability is not less than $50.0 million for 60 consecutive days.
Default
The ABL Facility contains events of default customary for such financings, including:

•	failure to make payments under the ABL Facility;

•	failure to comply with the covenants under the ABL Facility;

•	failure to timely remedy a material judgment against the loan parties or their subsidiaries;

•	bankruptcy;

•	cross default to material indebtedness;

•	failure to make payments under certain pension and multi employer plans;

•	material misrepresentations;

•	change in control; and

•	default under the related loan documents.

Senior Notes
As of December 31, 2017, we had an aggregate principal amount of $2,439.4 million of senior notes outstanding. The specific amounts, maturity and interest rates of these debt securities are set forth in the following table.

Principal Amount (in millions)
Senior Debt
5.90% Senior Notes due 2020	$88.9
4.80% Senior Notes due 2020	122.4
4.875% Senior Notes due 2021	138.4
4.875% Senior Secured Notes due 2024	400.0
1.50% Convertible Senior Notes due 2025	316.5
5.75% Senior Notes due 2025	1,075.0
6.25% Senior Notes due 2040	298.4
Total	$2,439.6(1)

(1) Includes $1,075 million aggregate principal amount of the Original Notes outstanding as of December 31, 2017.
Our 5.90% Senior Notes due 2020, 4.80% Senior Notes due 2020, 4.875% Senior Notes due 2021, 1.500% Convertible Senior Notes due 2025 and 6.25% Senior Notes due 2040 were all issued under the indenture, dated as of March 17, 2010, between us and U.S. Bank National Association, as trustee, which we refer to, as supplemented, as the 2010 Indenture. Our 4.875% Senior Secured Notes due 2024 were issued under the indenture, dated as of December 19, 2017, among us, the guarantors party thereto and U.S. Bank National Association, as trustee and first lien notes collateral agent, which we refer to as the 2017 Indenture. We refer to the 2010 Indenture and the 2017 Indenture, together, as the Existing Indentures.
Our 5.90% Senior Notes due 2020, 4.80% Senior Notes due 2020, 4.875% Senior Notes due 2021, 1.500% Convertible Senior Notes due 2025 and 6.25% Senior Notes due 2040 are the direct, unsecured obligations of Cleveland-Cliffs Inc. Further, except for the 4.875% Senior Secured Notes due 2024 and the Original Notes, none of our senior notes are guaranteed by any of our subsidiaries. The 4.875% Senior Secured Notes due 2024 are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by the Guarantors.
The 4.875% Senior Secured Notes due 2024 are secured senior obligations of the Company. The 4.875% Senior Secured Notes due 2024 and related guarantees are secured by, subject in each case to certain exceptions and permitted liens, (i) a first-priority lien on substantially all of Cliffs’ assets and the assets of the Guarantors, other than the ABL Collateral, and (ii) a second-priority lien on the ABL Collateral, which is junior to a first-priority lien for the benefit of the lenders under the ABL Facility.
The Existing Indentures do not directly limit the amount of other debt that may be incurred by Cleveland-Cliffs Inc. or its subsidiaries. However, subject to certain exceptions, the 2010 Indenture (other than with respect to the 1.500% Convertible Senior Notes due 2025) prohibits us and certain of our subsidiaries from securing any debt with any principal property (as defined in the 2010 Indenture) or shares of capital stock or debt of any domestic subsidiary (as defined in the 2010 Indenture) without providing that our senior notes under the 2010 Indenture shall be secured equally and ratably with the secured debt or other obligation for so long as the secured debt or other obligation remains secured, except to the extent the amount of the secured debt, along with the value of permitted sale and lease-back transactions, does not exceed 15% of our consolidated net tangible assets (as defined in the 2010 Indenture). As of the date of this prospectus, there are no “principal properties” or “domestic subsidiaries” for purposes of the 2010 Indenture. In addition, subject to certain exceptions, the 2017 Indenture prohibits us and our subsidiaries from securing any debt with any of our property other than certain permitted liens (including, for example, an exception allowing for up to $1.1 billion in secured debt).
The Existing Indentures (other than with respect to the 1.500% Convertible Senior Notes due 2025) also restrict our ability to enter into sale and lease-back transactions, as well as to consolidate, merge or sell all or substantially all of our assets.

If we experience a “change of control triggering event” under the Existing Indentures (other than with respect to the 1.500% Convertible Senior Notes due 2025), we will be required, unless we have already exercised our option to redeem the senior notes, to offer to purchase the senior notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The 1.500% Convertible Senior Notes due 2025 are convertible at the option of the holders thereof in certain circumstances and during certain periods into cash, common shares or a combination thereof, at our election.

DESCRIPTION OF THE NOTES
The Original Notes were, and the Exchange Notes will be, issued under an indenture dated as of February 27, 2017, which we refer to as the “Base Indenture,” among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee, which we refer to as the “Trustee,” as supplemented by a first supplemental indenture dated as of August 7, 2017, which we refer to as the “First Supplemental Indenture,” among Cliffs, the Guarantors party thereto and the Trustee, a second supplemental indenture dated as of September 29, 2017, which we refer to as the “Second Supplemental Indenture,” among Cliffs, the Guarantors party thereto and the Trustee, and a third supplemental indenture (collectively with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “indenture”) dated as of October 27, 2017, among Cliffs, the Guarantors party thereto and the Trustee. The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The terms of the Exchange Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
Unless the context requires otherwise, all references in this “Description of the Notes” to “Cliffs,” “we,” “us,” “our,” “the Company” and “the Issuer” refer to Cleveland-Cliffs Inc. and not to any of its subsidiaries. The Exchange Notes and the Original Notes are collectively referred to in this “Description of the Notes” as the “notes.” The following description is only a summary of the material provisions of the notes and the indenture. For more information on how you may obtain a copy of those documents, see “Where You Can Find More Information.” We urge you to read those documents because they, not this description, define your rights as holders of the notes. The registered holder of a note will be treated as the owner of a note for all purposes. Only registered holders will have rights under the indenture. Capitalized terms used in this “Description of the Notes” section and not otherwise defined have the meanings set forth under “—Certain Definitions.”
General
The Original Notes were issued in an aggregate principal amount of $1,075,000,000. The Company will issue up to $1,075,000,000 aggregate principal amount of Exchange Notes in the Exchange Offer. The Original Notes and the Exchange Notes will be treated as a single class for all purposes of the indenture, including for purposes of determining whether the required percentage of holders have given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of the holders.
Cliffs is a holding company whose only material assets consist of the stock of its subsidiaries. The notes will be senior obligations of Cliffs and will be guaranteed on a senior unsecured basis by substantially all of Cliffs’ material direct and indirect wholly-owned domestic Subsidiaries.
Interest will accrue on the notes at the rate per annum of 5.75% from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2018 to the persons in whose names the notes are registered in the security register at the close of business on the February 15 or August 15 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.
The indenture does not limit our ability, or the ability of the Guarantors, to incur additional indebtedness. The indenture and the notes will not contain any covenants (other than those described herein) designed to afford holders of the notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.
Ranking
The notes:

•	will be general unsecured senior obligations of Cliffs;

•	will rank equally in right of payment with all existing and future senior unsecured indebtedness of Cliffs;

•	will rank senior in right of payment to all existing and future subordinated indebtedness of Cliffs;

•
will be effectively subordinated to Cliffs’ ABL Obligations and Secured Notes Obligations and any other existing or future secured indebtedness of Cliffs to the extent of the value of the assets securing such indebtedness;

•
will be guaranteed on a senior unsecured basis by each Guarantor and, therefore, will be structurally senior to the Unsecured Notes Obligations and any other existing and future indebtedness of Cliffs that is not guaranteed by each Guarantor; and

•	will be structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of Cliffs that do not guarantee the notes.
Guarantees
The notes will be guaranteed on a senior unsecured basis by each of Cliffs’ direct and indirect wholly-owned domestic Subsidiaries (other than Excluded Subsidiaries) (each, a “Guarantor,” and together with any such Subsidiary that executes a Guarantee (or the indenture if included therein) after the Issue Date in accordance with the provisions of the indenture, the “Guarantors”). The Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally, guarantee, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all Obligations of Cliffs under the indenture and the notes, whether for payment of principal of, premium, if any, or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the indenture by executing the indenture.
Each of the Guarantees:

•	will be a general unsecured obligation of the applicable Guarantor;

•	will rank equally in right of payment with all existing and future senior unsecured indebtedness of such Guarantor, and any guarantees thereof by such Guarantor;

•	will rank senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•
will be effectively subordinated to such Guarantor’s ABL Obligations and Secured Notes Obligations and any other existing and future secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness; and

•	will be structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of Cliffs that do not guarantee the notes.
Not all of the Company’s Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of such non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their indebtedness and their trade creditors before they will be able to distribute any of their assets to the Company or a Guarantor. As a result, all of the existing and future liabilities of the Company’s non-Guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the notes.
The indenture does not limit the amount of liabilities that may be incurred by the Company or its Subsidiaries, including the non-Guarantors. For the year ended December 31, 2017, on a continuing operations basis, our non-Guarantor subsidiaries accounted for approximately 20% of our consolidated revenue and approximately 15% of our consolidated income from continuing operations, excluding $235 million of income tax benefit from the passage of Public Law 115–97, commonly known as the "Tax Cuts and Jobs Act," and $165 million of loss from extinguishment/restructuring of debt charges. As of December 31, 2017, our non-Guarantor subsidiaries accounted for approximately 8% of our consolidated assets.
The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or similar limitation under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Guaranteed Notes—The guarantees of the notes provided by the Guarantors may not be enforceable and, under specific circumstances, federal and state statutes may allow courts to void the notes guarantees and require holders of notes to return payments received from the Guarantors.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment as determined in accordance with GAAP.
Each Guarantor may consolidate with or merge with or into, or sell all or substantially all of its assets to, Cliffs or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the indenture. See “Certain Covenants—Consolidation, Merger and Sale of Assets.”
The indenture provides that each Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and such Subsidiary’s obligations under the Guarantee and the indenture will be automatically and unconditionally released and discharged, upon:

(1)
(a) any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of the applicable Guarantor after which such Guarantor is no longer a Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Guarantor, whether or not such Guarantor is the surviving corporation in such transaction, to a Person which is not Cliffs or a Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with the indenture, including the covenant described under “Certain Covenants—Consolidation, Merger and Sale of Assets,” and (y) all the obligations of such Guarantor under all Debt of Cliffs or its Subsidiaries terminate upon consummation of such transaction; (b) Cliffs exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or Cliffs’ obligations under the indenture being discharged in accordance with the terms of the indenture; or (c) the applicable Guarantor becoming or constituting an Excluded Subsidiary; and

(2)
such Guarantor delivering to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to release and discharge of such Guarantor’s Guarantee have been complied with.

The indenture provides that Cliffs will cause each of its Subsidiaries that is a U.S. Subsidiary (other than an Excluded Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantee shall be released in accordance with the provisions of the indenture described above.
Optional Redemption
Except as set forth in the next paragraph, we will not be entitled to redeem the notes at our option prior to March 1, 2020.
We may, at our option, at any time and from time to time, prior to March 1, 2020, redeem the notes on not less than 30 nor more than 60 days’ prior notice mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, sent electronically) to the holders of the notes, with a copy provided to the Trustee. The notes will be redeemable at a redemption price, to be calculated by us, equal to the sum of (1) 100 percent of the principal amount of the notes to be redeemed and (2) the Applicable Premium as of the date of redemption, and, plus, without duplication, accrued and unpaid interest to, but excluding, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.)

In addition, on and after March 1, 2020, we will be entitled at our option on one or more occasions to redeem all or a portion of the notes (which, for the avoidance of doubt, includes Additional Notes, if any) at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period set forth below:

Period	Redemption price
March 1, 2020	104.313%
March 1, 2021	102.875%
March 1, 2022	101.438%
March 1, 2023 and thereafter	100.000%
Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2020, we may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings by us at a redemption price (expressed as a percentage of principal amount thereof) of 105.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, sent electronically) to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.
Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.
On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the Trustee under the indenture will select the notes to be redeemed on a pro rata basis or by lot (or, in the case of notes in global form, the notes will be selected for redemption based on a method that most nearly approximates a pro rata selection as required by the procedures of the depositary). Any unredeemed portion of a note must be equal to a minimum denomination of $2,000 in principal amount or integral multiples of $1,000 in excess thereof.
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. If any condition precedent has not been satisfied, we will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date. Upon receipt of such notice by the Trustee, the notice of redemption shall be rescinded and the redemption of the notes shall not occur. Upon receipt, the Trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.
We may, from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” by giving irrevocable notice to the Trustee in accordance with the indenture, each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101 percent of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, electronically), a notice to each holder of the notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.
We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cliffs and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Cliffs and its subsidiaries taken as a whole to another Person or group may be uncertain.
Certain Covenants
Restrictions on Liens
We will not, nor will we permit any Subsidiary (other than the Canadian Entities) to, incur, issue, assume or guarantee any Debt secured by a Lien (other than Permitted Liens) upon any of its Property (whether such Property is now owned or hereafter acquired) without in any such case effectively providing that the notes shall be secured equally and ratably with such Debt until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the notes or a note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the notes and the applicable note Guarantee at least to the same extent. Any Lien created for the benefit of the Holders of the notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Debt that gave rise to the obligation to equally and ratably secure the notes.
In addition to the foregoing, if any of our Unsecured Notes Obligations become secured by a Lien upon any Property of ours or of any Subsidiary (whether such Property is now owned or hereafter acquired), the notes shall be secured equally and ratably with such Unsecured Notes Obligations for so long as such Unsecured Notes Obligations are secured by such Lien upon any Property of us or any Subsidiary, as applicable. Any Lien created for the benefit of the Holders of the notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Unsecured Notes Obligations.
Restrictions on Sale and Leaseback Transactions
Sale and leaseback transactions by us or any Subsidiary (other than the Canadian Entities) of any Property (whether now owned or hereafter acquired) are prohibited unless:

(i)
we or such Subsidiary would be entitled under the indenture to issue, assume or guarantee Debt secured by a Lien upon such Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions described above under “Certain Covenants - Restrictions on Liens;” or

(ii)
within 180 days, an amount in cash equal to such Attributable Debt is applied to the retirement of funded Debt (debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt) ranking pari passu with the notes, an amount not less than the greater of:

•	the net proceeds of the sale of the Property leased pursuant to the arrangement, or

•	the fair market value of the Property so leased.
The restrictions described above do not apply to a sale and leaseback transaction between us and a Guarantor or between Guarantors, or that involves the taking back of a lease for a period of less than three years.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

(1)
we are the surviving corporation or the successor person (if other than Cliffs) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the notes and under the indenture;

(2)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

(3)	certain other conditions provided for in the indenture are met.
No Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to a successor person unless:

(i)
(a) the successor person is the Company or a Guarantor or a Person that becomes a Guarantor concurrently with the transaction; (b) such Guarantor is the surviving entity or the successor person is validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes such Guarantor’s obligations on its Guarantee and under the indenture; (c) immediately after giving effect to the transaction, no Default or Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and (d) certain other conditions provided for in the indenture are met; or

(ii)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all of the properties and assets of the Guarantor (in each case other than to the Company or a Guarantor) in a transaction not otherwise prohibited or restricted by the indenture.

Notwithstanding the above, any Subsidiary of Cliffs may consolidate with, merge into or transfer all or part of its properties and assets to Cliffs or a Guarantor.

Reports to Holders
Whether or not Cliffs is then required to file reports with the SEC, Cliffs shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the SEC’s rules and regulations for an accelerated filer (including any extension as would be permitted by Rule 12b-25 under the Exchange Act).
Additional Guarantees
If the Company or any Subsidiary acquires or creates another Subsidiary that is a U.S. Subsidiary on or after the Issue Date (other than an Excluded Subsidiary), then, within 60 days of the date of such acquisition or creation, as applicable, such Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an officer’s certificate to the Trustee as to the satisfaction of all conditions precedent to such execution under the indenture.
Events of Default
The term “event of default” with respect to the notes means any of the following:

(1)
a default in the payment of any interest on the notes, when such payment becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by Cliffs with the Trustee or with a paying agent prior to the expiration of such period of 30 days);

(2)	default in the payment of principal or premium on the notes when such payment becomes due and payable;

(3)
subject to the immediately succeeding paragraph, a default in the performance or breach of any other covenant or warranty by us in the indenture, which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in principal amount of the notes, as provided in the indenture;

(4)
any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the indenture;

(5)
there occurs a default under any Debt of the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Debt or guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay any such Debt at its final Stated Maturity (after giving effect to any applicable grace period) (a “Payment Default”); or

(b)	results in the acceleration of such Debt prior to its final Stated Maturity,

(c)
and, in either case, the aggregate principal amount of any such Debt, together with the aggregate principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(6)
failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days, other than the Arbitration Award or any judgment related to the Arbitration Award; or

(7)	certain events of bankruptcy, insolvency or reorganization of Cliffs or any Guarantor.
If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor) occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare all such notes to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor occurs, then all outstanding notes will become due and payable immediately without further action or notice.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. Subject to the provisions of the indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture, the notes and the Guarantees at the request or direction of any holders of notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the Trustee notice that an event of default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the Trustee in writing to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the Trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or event of default and its consequences under the indenture except a continuing Default or event of default in the payment of interest or premium on, or the principal of, the notes.
Modification and Waiver
We may modify and amend the indenture, the notes and the Guarantees with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. We may not make any modification or amendment without the consent of each holder of notes then outstanding if that amendment will:

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or extend the time for payment of interest (including default interest) on any note;

(3)
reduce the principal or change the stated maturity date of any note or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any note;

(4)
waive a default in the payment of the principal of, premium or interest, if any, on any debt security (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make the principal of, premium or interest on any note payable in currency other than that stated in the notes;

(6)
make any change to certain provisions of the indenture relating to, among other things, the right of holders of notes to receive payment of the principal of, premium and interest on those notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

(7)	waive a redemption payment that is made at the option of Cliffs, with respect to any note; or

(8)	release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default or any existing default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or interest, if any, on any note; provided, however, that the holders of a majority in principal amount of the notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Notwithstanding the foregoing, without the consent of any holder of notes, the Company, the Guarantors (with respect to the Guarantees) and the Trustee may amend or supplement the indenture, the notes and the Guarantees (except that no existing Guarantor need execute a supplemental indenture pursuant to clause (7) below):

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially and adversely affect the legal rights under the indenture, the notes and the Guarantees of any such holder;

(5)	to conform the text of the indenture, the Guarantees or the notes to any provision of this Description of the Notes;

(6)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture as of the Issue Date;

(7)	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes, or to add any additional obligors under the indenture, the notes or the Guarantees;

(8)	to add collateral to secure the notes;

(9)	to comply with the provisions under “Certain Covenants—Consolidation, Merger and Sale of Assets”;

(10)	to evidence and provide for the acceptance of an appointment by a successor Trustee; and

(11)	to provide for the issuance of the Exchange Notes in the Exchange Offer.
Satisfaction and Discharge
The indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all notes issued thereunder and the Guarantees thereof when:

(1)	we deliver to the Trustee all outstanding notes issued under the indenture (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2)
all notes outstanding under the indenture have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption or will become due and payable within one year (including as result of the mailing or sending of a notice of redemption), and we irrevocably deposit with the Trustee as funds in trust solely for the benefit of the holders of notes, cash in U.S. dollars, noncallable U.S. Government Obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all notes outstanding under the indenture, including interest thereon; and

(3)	certain other conditions specified in the indenture are met.
The Trustee will acknowledge satisfaction and discharge of the indenture on our demand accompanied by an officer’s certificate and an opinion of counsel, upon which the Trustee shall have no liability in relying, stating that all conditions precedent to satisfaction and discharge have been complied with.
Legal Defeasance and Covenant Defeasance
Legal Defeasance. The indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of notes, to apply funds, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) the Guarantees and the indenture and all obligations of the Guarantors discharged with respect to their Guarantees. We will be so discharged upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations, that, through the payment of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.
This defeasance will occur only if, among other things, such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement to which Cliffs is bound and we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions as described below:

(1)
we may omit to comply with the covenants described under the heading “Certain Covenants—Consolidation, Merger and Sale of Assets,” “Certain Covenants—Restrictions on Liens” and “Certain Covenants—Restrictions on Sale and Leaseback Transactions”; and

(2)	any omission to comply with those covenants will not constitute an event which, after notice or passage of time, or both, would become a default or an event of default (“covenant defeasance”).
The conditions include:

(1)
depositing with the Trustee in trust money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes;

(2)	that such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which Cliffs or the Guarantors bound; and

(3)
delivering to the Trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
Governing Law
The indenture, the notes and the Guarantees are governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Definitions
Following are the meanings of certain defined terms used in the indenture. Reference is made to those documents for a full disclosure of all defined terms used therein.
“ABL Agent” means Bank of America, N.A., acting in its capacity as collateral agent under the ABL Credit Facility, or any successor thereto in such capacity.
“ABL Credit Facility Obligations” means all ABL Obligations under the ABL Credit Facility.

“ABL Obligations” means (i) Debt outstanding under the ABL Credit Facility, and all other Obligations (not constituting Debt) of the Company or any Guarantor under the ABL Credit Facility and (ii) Bank Product Obligations owed to an agent, arranger or lender or other secured party under such Debt Facility (even if the respective agent, arranger or lender or other secured party subsequently ceases to be an agent arranger or lender or other secured party under the ABL Credit Facility for any reason) or any of their respective affiliates, assigns or successors.
“ABL Credit Facility” means the agreement, dated as of March 30, 2015, among the Company, the Subsidiaries of the Company that borrow or guarantee obligations under such agreement from time to time, as “Credit Parties”, the lenders parties thereto from time to time and Bank of America, N.A., as agent (or its successor in such capacity), together with the related notes, letters of credit, guarantees and security documents, and as the same may be amended, restated, amended and restated, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent, collateral agent or agents or one or more other lenders or additional borrowers or guarantors and whether provided under the original ABL Credit Facility or one or more other credit or other agreements or indentures).
“Additional Notes Issue Date” means the date of issuance of the additional notes under the First Supplemental Indenture.
“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2020, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
“Applicable Premium” means with respect to a note at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such note on March 1, 2020 (such redemption price being described in the second paragraph under “Optional Redemption” plus (2) all required remaining scheduled interest payments due on such note through March 1, 2020, excluding in each case accrued and unpaid interest to, but excluding, the redemption date, computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.
“Arbitration Award” means that certain arbitration award granted pursuant to Case No. 18209/VRO/AGF/ZF by the ICC International Court of Arbitration in favor of Worldlink Resources Limited against Cliffs Quebec Iron Mining ULC, The Bloom Lake Iron Ore Mine Limited Partnership and Bloom Lake General Partner Limited.
“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Bank Product” means any one or more of the following financial products or accommodations extended to the Company or its Subsidiaries by a holder of ABL Credit Facility Obligations or an affiliate of such person: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) cash management services, (f) supply chain financing, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by the Company or its Subsidiaries in connection with the obtaining of any of the Bank Products.
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Company and its Subsidiaries to any holder of ABL Credit Facility Obligations or any of their respective affiliates pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedging Obligations and (c) all amounts that ABL Agent or any holder of ABL Credit Facility Obligations is obligated to pay as a result of ABL Agent or such holder of the ABL Credit Facility Obligations purchasing participations from, or executing guarantees or indemnities or reimbursement obligations with respect to the Bank Products to the Company or any of its Subsidiaries.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Borrowing Base” means as of any date of determination, the sum of (a) 85% of the face amount of all accounts, payment intangibles and other receivables of the Company and its Subsidiaries, plus (b) 80% of the gross book value of all inventory and as-extracted collateral of the Company and its Subsidiaries, plus (c) 100% of the gross book value of all Mobile Equipment of the Company and its Subsidiaries, minus any applicable reserves, in each case determined in accordance with GAAP.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Calculation Date” means the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio shall occur.
“Canadian Entities” means (a) Cliffs Quebec Iron Mining ULC (f/k/a Cliffs Quebec Iron Mining Limited), an unlimited liability company organized under the laws of British Columbia, Canada, (b) Wabush Iron Co. Limited, an Ohio corporation, (c) The Bloom Lake Iron Ore Mine Limited Partnership, a limited partnership formed under the laws of Ontario, (d) Bloom Lake General Partner Limited, an Ontario corporation, (e) Wabush Resources Inc., a corporation organized under the laws of Canada, (f) each other Subsidiary of Cliffs organized under the laws of Canada or any province thereof, including, for the avoidance of doubt, Wabush Mines, an unincorporated joint venture, and Knoll Lake Minerals Limited, a company organized under the laws of Canada and (g) Northern Land Company Limited, a company organized under the laws of Newfoundland & Labrador.
“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Cliffs and its subsidiaries taken as a whole to any “person” or “group”(as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Cliffs or one of its subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group”(as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Cliffs or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group”(as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50 percent of the voting power of our outstanding Voting Stock or of the Voting Stock of any of Cliffs’ direct or indirect parent companies;

(3)
we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(4) the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly-owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.
“Change of Control Triggering Event” means, with respect to the notes, (i) the rating of the notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) the notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Trigger Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to March 1, 2020, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 1, 2020.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated EBITDA” means, with respect to any Person and its consolidated Subsidiaries in reference to any period, Consolidated Net Income for such period plus, without duplication,

(a)
all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) the sum of all interest charges for such period determined on a consolidated basis in accordance with GAAP, (ii) federal, state and local income taxes as accrued for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash items decreasing Consolidated Net Income for such period, including, without limitation, non-cash compensation expense, (v) transaction costs, fees and expenses associated with the issuance of Debt or the extension, renewal, refunding, restructuring, refinancing or replacement of Debt (whether or not consummated) (but excluding any such costs amortized through or otherwise included or to be included in interest expense for any period), (vi) Debt extinguishment costs, (vi) losses on discontinued operations, (vii) amounts attributable to minority interests and (viii) any additional non-cash losses, expenses and charges, minus, without duplication,

(b)
the sum of (i) cash payments made during such period in respect of items added to the calculation of Consolidated Net Income pursuant to clause (a)(iv) or clause (a)(viii) above during such period or any previous period, and (ii) non-cash items increasing Consolidated Net Income for such period.

“Consolidated Net Income” means with respect to any Person and its consolidated Subsidiaries in reference to any period, the net income (or net loss) of such Person and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, from Consolidated Net Income (to the extent otherwise included therein):

(i)	the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, such person or another Subsidiary of such Person;

(ii)
the net income (or net loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the such Person or its Subsidiaries during such period;

(iii)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or dispositions, in each case other than in the ordinary course of business;

(iv)	any net after-tax extraordinary gains or losses;

(v)	the cumulative effect of a change in accounting principles; and

(vi)	any gains or losses due to fluctuations in currency values and the related tax effects calculated in accordance with GAAP.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Cliffs but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Cliffs and computed in accordance with U.S. generally accepted accounting principles.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio of (1) the sum of the aggregate outstanding amount of Debt of such Person and its Subsidiaries secured by a Lien, determined on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, in effect on such Calculation Date, to (2) the Consolidated EBITDA of such Person and its consolidated Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.
For purposes of calculating the Consolidated Secured Leverage Ratio:

(1)
(A) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, (B) discontinued operations (as determined in accordance with GAAP), and (C) operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the chief financial officer of the Company calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933, as amended) as if they had occurred on the first day of the four-quarter reference period;

(2)
(A) in the event that such Person or any Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Debt (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), subsequent to the end of the most recent fiscal quarter for which internal financial statements are available but on or prior to or simultaneously with the Calculation Date, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Debt, as if the same had occurred on the last day of such most recent fiscal quarter and (B) the Consolidated Secured Leverage Ratio shall be calculated assuming that any revolving Debt Facility (including the ABL Credit Facility) is fully drawn; and

(3)
the U.S. dollar-equivalent principal amount of any Debt denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar equivalent principal amount of such Debt.

“Debt” means indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined.
“Debt Facility” or “Debt Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities (which may be outstanding, at the same time and including, without limitation, the ABL Credit Facility)

or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors, including convertible or exchangeable debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders or additional borrowers or guarantors and whether provided under the ABL Credit Facility or any other credit agreement or other agreement or indenture).
“DTC” means The Depository Trust Company or any successor securities clearing agency.
“Equity Offering” means any public or private issuance and sale of Cliffs’ common shares by Cliffs. Notwithstanding the foregoing, the term “Equity Offering” shall not include:

(1)	any issuance and sale with respect to common shares registered on Form S-4 or Form S-8; or

(2)	any issuance and sale to any Subsidiary of Cliffs.
“Exchange Notes” means the debt securities of the Company to be issued pursuant to the indenture in exchange for, and in an aggregate principal amount not to exceed, the aggregate principal amount of the notes to be exchanged, in compliance with the terms of the applicable Registration Rights Agreement, which debt securities will have terms substantially identical in all material respects to the notes to be exchanged (except that such debt securities will not contain terms with respect to transfer restrictions).
“Excluded Subsidiaries” means (i) any direct or indirect Foreign Subsidiary of the Company, (ii) any non-Foreign Subsidiary if substantially all of its assets consist of the Voting Stock or indebtedness of one or more direct or indirect Foreign Subsidiaries of the Company, (iii) any non-Foreign Subsidiary of a Foreign Subsidiary, (iv) any Subsidiary that is an Immaterial Subsidiary, (v) any non-Wholly-Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of Cliffs under any of the Notes Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to such Subsidiary; provided that such prohibition existed on the Issue Date or, with respect to any Subsidiary formed or acquired after the Issue Date (and, in the case of any Subsidiary acquired after the Issue Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired, (vi) any parent entity of any non-Wholly-Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of Cliffs under any of the Notes Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to the non-Wholly Owned Subsidiary to which such Subsidiary is a parent; provided that (A) such prohibition existed on the Issue Date or, with respect to any Subsidiary formed or acquired after the Issue Date (and, in the case of any Subsidiary acquired after the Issue Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired and (B) a direct or indirect parent company of such parent entity (1) shall be a Guarantor and (2) shall be a holding company not engaged in any business activities or having any assets or liabilities other than (x) its ownership and acquisition of the Capital Stock of the applicable joint venture (or any other entity holding an ownership interest in such joint venture), together with activities directly related thereto, (y) actions required by law to maintain its existence and (z) activities incidental to its maintenance and continuance and to the foregoing activities; (vii) Cleveland-Cliffs International Holding Company, so long as substantially all of its assets consist of equity interests in, or indebtedness of, one or more Foreign Subsidiaries, (viii) Wabush Iron Co. Limited and (ix) any Subsidiary of a Person described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), provided in each case that such Subsidiary has not guaranteed any Obligations of the Company or any co-borrowers or guarantors under (y) any of the Notes Documents or (z) the ABL Credit Facility (other than any Obligations of a co-borrower or guarantor that is a Foreign Subsidiary).
“Existing Indebtedness” means Debt of the Company and, as applicable, any of its Subsidiaries (other than Debt under the ABL Credit Facility, the First Lien Notes, the Junior First Lien Notes and the Second Lien Notes) in existence on the Issue Date, until such amounts are repaid.
“First Lien Notes” means the 8.250% Senior Secured Notes due 2020 of Cliffs issued on March 30, 2015, the Obligations of which are guaranteed by the Guarantors.
“First Lien Notes Documents” means any documents or instrument evidencing or governing any First Lien Notes Obligations.

“First Lien Notes Obligations” means Debt outstanding under the First Lien Notes and all other Obligations (not constituting Debt) of the Company or any Guarantor under the First Lien Notes.
“Foreign Subsidiary” means any Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Guarantee” means any guarantee of the obligations of the Company under the indenture and the notes by any Person in accordance with the provisions of the indenture.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedging Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising of the Company or any of their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the holders of ABL Credit Facility Obligations or one or more of their affiliates.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of Cliffs (that is not an Excluded Subsidiary of the type described in clause (i), (ii), (iii), (v), (vi), (vii), (viii) or (ix) in the definition thereof) that, together with its Subsidiaries, does not have (i) consolidated total assets in excess of 3.0% of the consolidated total assets of Cliffs and its Subsidiaries on a consolidated basis as of the date of the most recent consolidated balance sheet of Cliffs or (ii) consolidated total revenues in excess 3.0% of the consolidated total revenues of Cliffs and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements of Cliffs are available immediately preceding such calculation date; provided that any such Subsidiary, when taken together with all other Immaterial Subsidiaries does not, in each case together with their respective Subsidiaries, have (i) consolidated total assets with a value in excess of 7.5% of the consolidated total assets of Cliffs and its Subsidiaries on a consolidated basis or (ii) consolidated total revenues in excess of 7.5% of the consolidated total revenues of Cliffs and its Subsidiaries on a consolidated basis.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Issue Date” means the date of original issuance of notes under the indenture.
“Junior First Lien Notes” means the 8.00% 1.5 Lien Senior Secured Notes due 2020 of Cliffs issued on March 2, 2016, the Obligations of which are guaranteed by the Guarantors.
“Junior First Lien Notes Documents” means any documents or instrument evidencing or governing any Junior First Lien Notes Obligations.
“Junior First Lien Notes Obligations” means Debt outstanding under the Junior First Lien Notes and all other Obligations (not constituting Debt) of the Company or any Guarantor under the Junior First Lien Notes.
“Liens” means any mortgage, pledge, lien or other encumbrance.
“Mobile Equipment” means all of the right, title and interest of the Company or any of its Subsidiaries in any forklifts, trailers, graders, dump trucks, water trucks, grapple trucks, lift trucks, flatbed trucks, fuel trucks, other trucks, dozers, cranes, loaders, skid steers, excavators, back hoes, shovels, drill crawlers, other drills, scrappers, graders, gondolas, flat cars, ore cars, shuttle cars, conveyors, locomotives, miners, other rail cars, and any other vehicles, mobile equipment and other equipment similar to any of the foregoing.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes Documents” means, collectively, the First Lien Notes Documents, the Junior First Lien Notes Documents, the Second Lien Notes Documents and, for the avoidance of doubt, shall include the intercreditor agreements related thereto.
“Obligations” means all principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.
“Permitted Liens” means:

(i)
Liens securing ABL Obligations, provided that the incurrence by the Company and the Guarantors of Debt (including the issuance of letters of credit) under the ABL Credit Facility (with letters of credit being deemed to have a principal amount equal to the face amount thereof) shall not exceed, in aggregate principal amount outstanding at any one time, the greater of (x) $700.0 million and (y) the Borrowing Base;

(ii)	Liens securing First Lien Notes Obligations;

(iii)
Liens securing the Junior First Lien Notes Obligations and the Second Lien Notes Obligations until the earlier of (x) the repayment of the Junior First Lien Notes and the Second Lien Notes, as applicable, and (y) 120 days from the Issue Date;

(iv)
Liens existing on assets at the time of acquisition thereof, or incurred to secure the payment of all or part of the cost of the purchase or construction price of Property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of Property or the cost of improvements on Property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the assets;

(v)	Liens in favor of Cliffs or any Guarantor or, with respect to any Foreign Subsidiary, Liens in favor of Cliffs or any Subsidiary;

(vi)
Liens on Property of a Person existing at the time such Person is merged into or consolidated with us or a Subsidiary or at the time of a purchase, lease or other acquisition of the Property of a Person as an entirety or substantially as an entirety by us or a Subsidiary;

(vii)
Liens on our Property or that of a Subsidiary in favor of the United States of America or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);

(viii)
(a) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in, the ordinary course of business and (b) Liens securing obligations incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice;

(ix)
Liens imposed by law, such as landlords’ carriers’, vendors’, warehousemen’s and mechanics’, materialmen’s and repairmen’s, supplier of materials, architects’ and other like Liens arising in the ordinary course of business;

(x)	pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;

(xi)	Liens in connection with legal proceedings;

(xii)
Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(xiii)	Liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use;

(xiv)
Liens on Property or shares of Capital Stock or other assets of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;

(xv)
Liens on Property at the time the Company or any of its Subsidiaries acquires such Property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;

(xvi)	contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(xvii)
easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with indebtedness and do not in the aggregate materially impair their use in the operation of the business of the Company and its Subsidiaries;

(xviii)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(xix)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(xx)	Liens arising from UCC (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Subsidiary in the ordinary course of business;

(xxi)	Liens securing Existing Indebtedness;

(xxii)	Liens securing Bank Product Obligations;

(xxiii)	options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;

(xxiv)
rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Company or any of its Subsidiaries, with respect to tracts of real property where the Company or the applicable Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;

(xxv)
royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business;

(xxvi)
surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases, subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral rights and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface mineral deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(xxvii)
any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien (a “Refinanced Lien”) referred to in any of the foregoing clauses (other than clause (iii)) (“Permitted Refinancing Lien”); provided that any such Permitted Refinancing Lien shall not extend to any other Property, secure a greater principal amount (or accreted value, if applicable) or have a higher priority than the Refinanced Lien;

(xxviii)
Liens securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $1,100.0 million minus the outstanding aggregate principal amount of Debt incurred pursuant to clause (ii) above and (B) an amount that, on a pro forma basis upon giving effect to the incurrence thereof (and application of the net proceeds therefrom), would cause the Company’s Consolidated Secured Leverage Ratio to exceed 3.0:1.0; and

(xxix)
other Liens, in addition to those permitted in clauses (i) through (xxviii) above, securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $250.0 million and (B) 15% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.
“QIBs” means qualified institutional buyers within the meaning of Rule 144A.
“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.
“Registration Rights Agreement” means (i) with respect to the notes, the registration rights agreement, dated as of February 27, 2017, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers with respect to the Original Guaranteed Notes, as amended by a joinder to be dated the Additional Notes Issue Date among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, and (ii) with respect to any Additional Notes issued after the Additional Notes Issue Date pursuant to an exemption from registration under the Securities Act, the registration rights agreement among the Company, the Guarantors and the other parties thereto with respect to such Additional Notes, as the same may be amended, supplemented or modified from time to time.
“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and its respective successors and assigns, and any other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Regulation S” means Regulation S under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.
“Second Lien Notes” means the 7.75% Second Lien Senior Secured Notes due March 31, 2020 of Cliffs issued on March 30, 2015, the Obligations of which are guaranteed by the Guarantors.

“Second Lien Notes Documents” means any documents or instrument evidencing or governing any Second Lien Notes Obligations.
“Second Lien Notes Obligations” means Debt outstanding under the Second Lien Notes and all other Obligations (not constituting Debt) of the Company or any Guarantor under the Second Lien Notes.
“Secured Notes Obligations” means, collectively, the First Lien Notes Obligations, the Junior First Lien Notes Obligations and the Second Lien Notes Obligations.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with U.S. generally accepted accounting principles and (b) of which, in the case of a corporation, more than 50 percent of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50 percent of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by us or by one or more of the Subsidiaries or by us and one or more of the Subsidiaries.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to March 1, 2020, provided, however, that if the average life to March 1, 2020, of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to March 1, 2020, of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York.
“Unsecured Notes Obligations” means the Company’s 5.90% Senior Notes due 2020, 4.80% Senior Notes due 2020, 4.875% Senior Notes due 2021 and the 6.25% Senior Notes due 2040 and all other Obligations under such Debt.
“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the full and timely payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
“U.S. Subsidiary” of any specified Person means a Subsidiary of such Person that is organized under the laws of any state of the United States or the District of Columbia.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly- Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.
Book-Entry Delivery and Settlement
The global notes
The Exchange Notes issued in exchange for the Original Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”), as follows:

•	notes sold to QIBs will be represented by the Rule 144A global note; and

•	notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S will be represented by the Regulation S global note.
Upon issuance, each of the global notes will be deposited with the Trustee for the notes as custodian for the DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants.
We expect that under procedures established by DTC:

•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchaser; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial Interests in the Regulation S global note initially will be credited within DTC to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on behalf of the owners of such interests.
Investors may hold their interests in the Regulation S global note directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in the Regulation S global note through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the Regulation S global note that are held within DTC for the account of each settlement system on behalf of its participants.
Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Each global note and beneficial interests in each global note will be subject to restrictions on transfer as provided under “Transfer restrictions.”
Book-Entry procedures for the global notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of Investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser are responsible for those operations or procedures.
DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

•	certain other events provided in the indenture should occur.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offer. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.
This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks or other financial institutions, entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, regulated investment companies, real estate investment trusts, expatriates or former U.S. citizens or U.S. residents, insurance companies, brokers or dealers in securities or commodities, holders that use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, tax-exempt organizations, controlled foreign corporations (within the meaning of the Code), passive foreign investment companies (within the meaning of the Code), persons deemed to sell the Notes under the constructive sale provisions of the Code, persons holding the Notes in tax-deferred accounts, or persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction,” integrated security transaction or other risk reduction transaction. In addition, this discussion is limited to persons that hold the Notes as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as the gift tax, the estate tax and the Medicare tax) or the effect of any applicable state, local or non-U.S. tax laws. This summary is not binding on the Internal Revenue Service, or “IRS.” We have not sought and will not seek any rulings from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.
The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange of the Original Note for U.S. federal income tax purposes. Rather, the Exchange Note a holder receives will be treated as a continuation of the holder’s investment in the corresponding Original Note surrendered in the exchange. Consequently, a holder will not recognize any taxable income, gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer, the holder’s holding period for an Exchange Note will include the holding period for the Original Note exchanged pursuant to the Exchange Offer, and the holder’s tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

CERTAIN ERISA CONSIDERATIONS
The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the Exchange Notes or a particular investor. Accordingly, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the Exchange Notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.
ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities that are deemed to hold the assets of such plans, each such employee benefit plan, plan or entity, a Plan, and on those persons who are “fiduciaries” with respect to Plans. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the Exchange Notes satisfies ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan.
An investor who is considering acquiring the Exchange Notes with the assets of a Plan must consider whether the acquisition and holding of the Exchange Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Exchange Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). Such parties in interest or disqualified persons could include, without limitation, the Company, the initial purchaser, and the trustee or any of their respective affiliates.
ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Such exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or PTCE, 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of the Exchange Notes, even if the specified conditions are met. Under Section 4975 of the Code, excise taxes or other penalties and liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).
As a general rule, governmental plans, as defined in Section 3(32) of ERISA, or Governmental Plans, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Code, or Church Plans, and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans generally may be invested in the Exchange Notes without regard to the fiduciary and prohibited transaction considerations under ERISA and Section 4975 of the Code described above. However, Governmental Plans, Church Plans or non-U.S. plans may be subject to other United States federal, state or local laws or non-U.S. laws that regulate their investments, or a Similar Law. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the Exchange Notes.
The Exchange Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, or a non-U.S. Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the Exchange Notes will be deemed to represent and warrant to us and the Trustee that (1) (a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, or (iv) a non-U.S. Plan, (b) it is a Plan and the acquisition and holding of the Exchange Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Exchange Notes; and (2) it will notify us and the Trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Exchange Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
This Exchange Offer is not a representation by us or the initial purchaser that an acquisition of the Exchange Notes meets all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans or non-U.S. plans or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan or non-U.S. plan.

PLAN OF DISTRIBUTION
Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of the Original Notes and will indemnify the holders of the Original Notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Jones Day will pass upon the validity of the Exchange Notes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Cleveland-Cliffs Inc.’s and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
Ohio
Cleveland-Cliffs Inc. (“Cliffs”) and The Cleveland-Cliffs Iron Company are incorporated under the laws of the State of Ohio.
Cliffs will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Cliffs, or is or was serving at Cliffs’ request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that we will indemnify any such agent (as opposed to any director, officer or employee) of Cliffs to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification Cliffs gives will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Cliffs’ Third Amended Articles of Incorporation, as amended, or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.
Cliffs may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability.
Under the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Revised Code does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
The Ohio Revised Code does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
Under the Ohio Revised Code, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
Delaware
Cliffs Empire II Inc., Cliffs Mining Company, Cliffs Mining Holding Sub Company, Cliffs Mining Services Company, Cliffs Minnesota Mining Company, Northshore Mining Company and Silver Bay Power Company are incorporated under the laws of the State of Delaware.

Under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability of a director for: (1) any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) unlawful payment of dividends or unlawful stock repurchases, as set forth in the DGCL; or (4) any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL empowers Delaware corporations to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.
The certificates of incorporation of Cliffs Mining Company, Cliffs Mining Holding Sub Company and Cliffs Minnesota Mining Company provide for the limitation or elimination of directors’ liability to the corporation or its stockholders for breaches of fiduciary duties and the indemnification by the corporation to each person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation or its board of directors, as applicable, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case to the full extent permitted by the DGCL. Cliffs Mining Company’s Certificate of Incorporation also provides for the right of any such person to the payment by the corporation of expenses incurred by such person in defending a proceeding to which he or she is or was, or is threatened to be made, a party or is involved by reason of the fact that he or she is or was serving in the capacities described above, upon delivery by such person of an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.
Cliffs Mining Services Company’s Certificate of Incorporation provides for the indemnification of each director and officer of the corporation to the full extent permitted by the DGCL.
The by-laws of Cliffs Mining Company, Cliffs Mining Services Company, Cliffs Minnesota Mining Company, Northshore Mining Company and Silver Bay Power Company provide for the indemnification of directors and officers of the corporation, or of another enterprise at the corporation’s request, to the full extent permitted by the DGCL.
Cliffs Mining Company, Cliffs Mining Services Company and Cliffs Minnesota Mining Company are also authorized to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not it would have the power to indemnify such person under Delaware law.
CLF PinnOak LLC, Cliffs Empire Holding, LLC, Cliffs International Management Company LLC, Cliffs Mining Holding, LLC, Cliffs Pickands Holding, LLC, Cliffs TIOP Holding, LLC, Cliffs TIOP II, LLC, Cliffs UTAC Holding LLC and United Taconite LLC are limited liability companies formed under the laws of the State of Delaware.
Section 18-108 of the Delaware Limited Liability Company Act empowers Delaware limited liability companies to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.
The Limited Liability Company agreement of CLF PinnOak LLC provides for the indemnification of the company’s manager, officers and member to the full extent permitted by Delaware law, provided that the manager, officers and member have acted in good faith on behalf of the company, in a manner reasonably believed by him or her to be within the scope of his or her authority under the Limited Liability Company Agreement, and only if such action or failure to act did not constitute willful misconduct, fraud or gross negligence. The Limited Liability Company Agreement also provides for the payment by the company of expenses incurred by the manager, an officer or the member in defending a claim relating to the company, its properties, business or affairs in advance of the final disposition of such claim, upon the receipt of an undertaking by or on behalf of the manager, an officer or the member to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
The operating agreements of Cliffs Empire Holding, LLC, Cliffs Mining Holding, LLC, Cliffs Pickands Holding, LLC, Cliffs TIOP Holding, LLC and Cliffs TIOP II, LLC provide for: (i) the exculpation of an officer or member from liability to the company or another person who has an interest in or claim against the company for any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such person’s authority; (ii) the indemnification of such persons to the full extent permitted by Delaware law; and (iii) the advancement of expenses incurred in defending a claim or proceeding, upon receipt of an undertaking by or on behalf of any such person to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.
The limited liability company agreements of Cliffs International Management Company LLC and Cliffs UTAC Holding LLC limit the liability of, and provides for indemnification against any losses incurred by, the company’s members, managers and officers for such persons’ negligence arising out of or in connection with the limited liability company agreement or the company’s business or affairs, but excluding liability primarily attributable to any such person’s malfeasance, fraud or willful misconduct. Cliffs International Management Company LLC and Cliffs UTAC Holding LLC also have the authority to reimburse members, managers and officers for reasonable, out-of-pocket expenses as they are incurred in connection with any proceeding arising out of or in connection with their limited liability company agreements or their businesses or affairs.
United Taconite LLC’s Limited Liability Company Agreement eliminates the liability of its members, board designees and such other persons (including employees) as the board may designate from time to time for actions taken in good faith. It also provides for indemnification for losses or damages sustained with respect to a proceeding to which such person was made or is threatened to be made a party in such person’s capacity as a member, board designee or otherwise and advancement of reasonable, related expenses to the full extent permitted by Delaware law. United Taconite LLC also has the authority to purchase and maintain insurance on behalf of such persons against any liability asserted against or incurred by them.
Minnesota
Pickands Hibbing Corporation is incorporated under the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act (the “Minnesota BCA”), requires indemnification of directors, officers and employees of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pickands Hibbing Corporation’s By-laws contain provisions for indemnification of its directors, officers, employees and agents to the full extent allowed by Section 302A.521 of the Minnesota BCA. Pickands Hibbing Corporation has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses
Michigan
Cliffs Empire, Inc., Cliffs TIOP, Inc., Lake Superior & Ishpeming Railroad Company and Marquette Range Coal Service Company are incorporated under the laws of the State of Michigan.
Under Section 561 of the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.
Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Under Section 563 of the MIBCA if a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification
Under Section 564a of the MIBCA, an indemnification under Section 561 or 562, unless ordered by the court or otherwise required by Section 563, shall be provided by the corporation only as authorized upon a determination that such officer, director, employee, or agent is proper because the applicable standard of conduct set forth in Sections 561 and 562 have been met. 564a(1) sets forth the following ways such determination may be made: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding; (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; (c) in a written opinion by independent legal counsel selected by the board; (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; or (e) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.
The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.
The bylaws of each of Cliffs Empire, Inc., Cliffs TIOP, Inc., Lake Superior & Ishpeming Railroad Company and Marquette Range Coal Service Company state that directors and officers shall be indemnified by the company against expenses, including attorney’s fees, reasonably incurred by him in connection with any action, suit or proceeding (whether civil or criminal) to which he may be made a party by reason of his being, or having been a director or officer of the company. This includes the cost of reasonable settlement where such settlement is approved by the corporation. The corporation shall not indemnify any director or officer with respect to matters as to which he shall have been finally adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.
Tilden Mining Company L.C. is a limited liability company formed under the laws of the State of Michigan. Section 216 of the Michigan Limited Liability Company Act (“MLLCA”) permits a Michigan limited liability company to indemnify, hold harmless and defend any manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions as a manager, as provided in an operating agreement, subject to certain exceptions. Section 216 of the MLLCA further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against such liability or expense.
Section 6.03 of the Operating Agreement of Tilden Mining Company L.C. provides that that its members shall hold harmless and indemnify the company’s manager against expenses (i) arising out of any act of, or any purported assumption of, any obligation or responsibility by an indemnifying member or any of its directors, officers, employees or representatives done or undertaken pursuant to actual or apparent authority on behalf of the manager in connection with the company, with certain exceptions; (ii) arising out of any breach by an indemnifying member of its obligations or agreements under the Operating Agreement; or (iii) attributable to any obligations or liabilities of Tilden Mining Company L.C. providing for specific recourse to such indemnifying member.
Empire Iron Mining Partnership is a partnership organized under the laws of the State of Michigan. Neither the Michigan Uniform Partnership Act nor Empire Iron Mining Partnership’s organizational documents contain any provisions for indemnification or limitation of liability.

Item 21. Exhibits And Financial Statement Schedules.
(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit
3.1
Third Amended Articles of Incorporation of Cleveland-Cliffs Inc., as filed with the Secretary of State of the State of Ohio on May 13, 2013 (incorporated by reference to Exhibit 3.1 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on May 13, 2013)

3.2
Certificate of Amendment to Third Amended Articles of Incorporation of Cleveland-Cliffs, Inc., as filed with the Secretary of the State of Ohio on April 26, 2017 (incorporated by reference to Exhibit 3.1 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on April 27, 2017)

3.3
Certificate of Amendment to Third Amended Articles of Incorporation, as amended, of Cleveland-Cliffs Inc., as filed with the Secretary of the State of Ohio on August 15, 2017 (incorporated by reference to Exhibit 3.1 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on August 17, 2017)

3.4	Regulations of Cleveland-Cliffs Inc. (incorporated by reference to Exhibit 3.2 to Cleveland-Cliffs Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-08944))
4.1
Indenture, dated as of February 27, 2017, among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee (including Form of 5.75% Senior Notes due 2025) (incorporated by reference to Exhibit 4.1 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on August 7, 2017)

4.2
First Supplemental Indenture, dated as of August 7, 2017, among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee (including Form of 5.75% Senior Notes due 2025) (incorporated by reference to Exhibit 4.2 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on August 7, 2017)

4.3
Second Supplemental Indenture, dated as of September 29, 2017, among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.11 to Cleveland-Cliffs Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-08944))

4.4
Third Supplemental Indenture, dated as of October 27, 2017, among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 to Cleveland-Cliffs Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-08944))

4.5
Registration Rights Agreement, dated as of February 27,2017, by and among Cliffs Natural Resources Inc. (n/k/a Cleveland-Cliffs Inc.), the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Cleveland-Cliffs Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-08944))

4.6
Joinder to Registration Rights Agreement, dated as of August 7,2017, by and among Cliffs Natural Resources Inc. (n/k/a Cleveland-Cliffs Inc.), the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Cleveland-Cliffs Inc.’s Current Report on Form 8-K (File No. 001-08944) filed on August 7, 2017)

5.1	Opinion of Jones Day
12.1
Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Cleveland-Cliffs Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-08944))

23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney with respect to Cleveland-Cliffs Inc.
24.2	Power of Attorney with respect to CLF PinnOak LLC
24.3	Power of Attorney with respect to Cliffs Empire Holding, LLC
24.4	Power of Attorney with respect to Cliffs Empire, Inc.
24.5	Power of Attorney with respect to Cliffs Empire II Inc.
24.6	Power of Attorney with respect to Cliffs International Management Company LLC
24.7	Power of Attorney with respect to Cliffs Mining Company
24.8	Power of Attorney with respect to Cliffs Mining Holding, LLC
24.9	Power of Attorney with respect to Cliffs Mining Holding Sub Company

24.10	Power of Attorney with respect to Cliffs Mining Services Company
24.11	Power of Attorney with respect to Cliffs Minnesota Mining Company
24.12	Power of Attorney with respect to Cliffs Pickands Holding, LLC
24.13	Power of Attorney with respect to Cliffs TIOP Holding, LLC
24.14	Power of Attorney with respect to Cliffs TIOP, Inc.
24.15	Power of Attorney with respect to Cliffs TIOP II, LLC
24.16	Power of Attorney with respect to Cliffs UTAC Holding LLC
24.17	Power of Attorney with respect to Empire Iron Mining Partnership
24.18	Power of Attorney with respect to Lake Superior & Ishpeming Railroad Company
24.19	Power of Attorney with respect to Marquette Range Coal Service Company
24.20	Power of Attorney with respect to Northshore Mining Company
24.21	Power of Attorney with respect to Pickands Hibbing Corporation
24.22	Power of Attorney with respect to Silver Bay Power Company
24.23	Power of Attorney with respect to The Cleveland-Cliffs Iron Company
24.24	Power of Attorney with respect to Tilden Mining Company L.C.
24.25	Power of Attorney with respect to United Taconite LLC
25.1	Form T-1 of U.S. Bank National Association, under the Trust Indenture Act of 1939
99.1	Form of Letter of Transmittal

Item 22. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLEVELAND-CLIFFS INC.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 14, 2018
C. L. Goncalves
*	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 14, 2018
T. K. Flanagan
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
J. T. Baldwin
*	Director	February 14, 2018
R. P. Fisher, Jr.
*	Director	February 14, 2018
S. M. Green
*	Director	February 14, 2018
J. A. Rutkowski, Jr.
*	Director	February 14, 2018
E. M. Rychel
*	Director	February 14, 2018
M. D. Siegal
*	Director	February 14, 2018
G. Stoliar
*	Director	February 14, 2018
D. C. Taylor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLF PINNOAK LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	February 14, 2018
C. T. Smith
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Manager	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.2 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS EMPIRE HOLDING, LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of The Cleveland-Cliffs Iron Company, the Sole Member of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.3 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS EMPIRE INC.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.4 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS EMPIRE II INC.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.5 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS INTERNATIONAL MANAGEMENT COMPANY LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chairman & CEO (Principal Executive Officer)	February 14, 2018
C. T. Smith
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Manager	February 14, 2018
T. G. Fedor
*	Manager	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.6 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS MINING COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.7 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS MINING HOLDING, LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of Cliffs MIning Company, the Sole Member of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.8 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS MINING HOLDING SUB COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.9 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS MINING SERVICES COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.10 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS MINNESOTA MINING COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.11 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS PICKANDS HOLDING, LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of Cliffs Mining Company, the Sole Member of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.12 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS TIOP HOLDING, LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of The Cleveland-Cliffs Iron Company, the Sole Member of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.13 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS TIOP, INC.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. R. Mee
*	Director	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.14 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS TIOP II, LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of Cliffs TIOP Holding, LLC, the Sole Member of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.15 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

CLIFFS UTAC HOLDING LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Manager	February 14, 2018
T. K. Flanagan

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.16 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

EMPIRE IRON MINING PARTNERSHIP

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary of The Cleveland-Cliffs Iron Company, the Manager of the Registrant
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Vice President, Corporate Controller & Chief Accounting Officer of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	President of Cliffs Empire, Inc., one of the Partners of the Registrant	February 14, 2018
T. G. Fedor
*	President of Cliffs Empire II Inc., one of the Partners of the Registrant	February 14, 2018
T. G. Fedor

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.17 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

LAKE SUPERIOR & ISHPEMING RAILROAD COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.18 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

MARQUETTE RANGE COAL SERVICE COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
/s/ J. D. Graham	Director	February 14, 2018
J. D. Graham
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.19 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

NORTHSHORE MINING COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.20 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

PICKANDS HIBBING CORPORATION

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.21 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

SILVER BAY POWER COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.22 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

THE CLEVELAND-CLIFFS IRON COMPANY

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.23 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

TILDEN MINING COMPANY L.C.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary of The Cleveland-Cliffs Iron Company, the Manager of the Registrant
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Vice President, Corporate Controller and Chief Accounting Officer of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
/s/ J. D. Graham	General Counsel and Secretary of Cliffs TIOP, Inc., one of the Members of the Registrant	February 14, 2018
J. D. Graham
/s/ J. D. Graham	General Counsel and Secretary of Cliffs TIOP II, LLC, one of the Members of the Registrant	February 14, 2018
J. D. Graham

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.24 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2018.

UNITED TACONITE LLC

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	February 14, 2018
T. G. Fedor
*	Controller (Principal Financial Officer and Principal Accounting Officer)	February 14, 2018
R. C. Cebula
*	Director	February 14, 2018
T. K. Flanagan
*	Director	February 14, 2018
T. R. Mee

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24.25 on behalf of the registrant.

	By:	/s/ James. D. Graham
James D. Graham, as Attorney-in-Fact